Playa Grill
* Margarita Bar

November 1, 2006

Jill Bryant
Simon Management Associates LLC
225 W. Washington Street
Indianapolis, IN 46204

Re: Option to Extend Term - Store No. 244, Stanford Shopping Center, Palo Alto, CA

Dear Ms. Bryant:

Pursuant to the second amendment to the lease of the retail space, commonly known as Store No. 244, Stanford Shopping Center in the City of Palo Alto, County of Santa Clara, State of California, dated March 2, 2001. Please accept this written notice as exercise of the option to extend the term of the lease, and all the provisions contained in the lease, for one (1) additional 3-year period from the expiration date of October 31, 2007.

If you have any questions, please do not hesitate to contact me at (760) 754-2722.

Sincerely,

Steve Carbone
Chief Financial Officer

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease ("Amendment") is made as of MARCH 2, 2001 by and between **THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California**, as Landlord ("Landlord") and **PALO ALTO FUEGO, INC., a California corporation**, as Tenant ("Tenant").

RECITALS

A. Landlord and Tenant entered into a Lease dated September 1, 1992, Amended on July 23, 1999 and January 31, 2000, whereby Landlord leased to Tenant approximately 4,342 square feet of retail space commonly known as Store No. 244 Stanford Shopping Center, in the City of Palo Alto, County of Santa Clara, State of California (the "Lease"). The Term of the Lease expires on October 31, 2007 (the "Expiration Date").

B. Landlord and Tenant desire to amend the Lease as hereinafter provided.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. **OPTION TO EXTEND TERM.**

A. Tenant is given the option to extend the term of this Lease on all the provisions contained in this Lease, except for annual minimum rental, for a three (3) year period ("extended term") following expiration of the initial term, by giving written notice of exercise of the option ("option notice") to Landlord at least three (3) months but not more than one year before the expiration of the initial term; provided, however the option notice shall be totally ineffective and the extended term shall not commence unless each of the following conditions is met:

(i) Tenant is not in default on the date of giving the option notice; and

(ii) Tenant has not at any time during the term of this Lease received a written notice of default from Landlord which remains uncured.

B. Annual minimum rental for the extended term shall be the greater of the following:

(i) $154,035.00 per Lease Year plus an amount equal to 95% of the percentage rental paid during the highest grossing prior Lease Year; or

(ii) $154,035.00 per Lease Year increased by a percentage thereof equal to the percentage increase, if any, in the Consumer Price Index for Urban Wage Earners and Clerical Workers, all items, U.S. City Average (1982-84=100) (the "index"), as

of the last month or publication period proceeding April, 2000 over the index published as of the month prior to October, 2006. In no event shall the extended term minimum rental be greater than $171,150 per year. If at the commencement date of the extended term the index shall not exist in the same format as recited herein, the parties shall substitute any official index published by the Bureau of Labor Statistics, or successor or stellar government agency, as may then be in existence and shall be most nearly equivalent thereto. If the parties shall be unable to agree upon a successor index, then the parties shall refer the choice of a successor index to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

When the minimum rental is determined, Landlord shall give Tenant written notice of the amount of the minimum rental for the extended term.

C. This option to extend the term of this Lease is personal to Tenant and is not assignable or transferable by Tenant. No assignment or transfer of this Lease shall include a transfer or assignment of this option to extend unless the Landlord expressly acknowledges and agrees in writing to a transfer of this option to extend.

2. **LEASE IN EFFECT.**

Except as specifically altered by this Amendment, all of the terms, covenants, and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties execute this Amendment as of the date first written above.

LANDLORD: **THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY,**

BY: STANFORD MANAGEMENT COMPANY

By: [signature]
David B. Longbine
Manager, Retail Real Estate

TENANT: **PALO ALTO FUEGO, INC., a California corporation**

By: [signature]

Its: President

Q:\wrdoc\amend\capalfuego

FIRST AMENDMENT TO LEASE

This Amendment to Lease ("Amendment") is made as of July 23, 1999 by and between **THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California, as Landlord ("Landlord") and UNA MAS RESTAURANTS, INC., a Delaware corporation, as Tenant ("Tenant").**

RECITALS

A. Landlord and Tenant entered into a Lease dated September 1, 1992 whereby Landlord leased to Tenant approximately 3,187 square feet of retail space commonly known as Store No. 244 Stanford Shopping Center, in the City of Palo Alto, County of Santa Clara, State of California (the "Lease").

B. Tenant desires to expand into an adjacent store.

C. Landlord and Tenant desire to amend the Lease as hereinafter provided.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1. **DEMISE.**

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain additional space adjacent to the existing leased premises, as more particularly described in Exhibit A attached hereto (the "Expansion Space"). Upon delivery of the Expansion Space, all references in the Lease to the Premises shall mean the existing Premises plus the Expansion Space, for a total rentable square footage of 4,342 square feet. (3,423 square feet ground floor and 919 square feet mezzanine)

2. **CONSTRUCTION AND IMPROVEMENTS.**

The Expansion Space will be provided to Tenant "as-is", except that Landlord shall remove any asbestos from the Expansion Space prior to delivery of possession to Tenant.

3. **DELIVERY OF POSSESSION.**

Landlord will deliver possession of the Premises in a broom clean condition, free of any other tenancies, subtenants, licensees or occupants, and free of all personal property, furniture, inventory, moveable trade fixtures and trade equipment which are not affixed to the realty, and all interior and exterior signage.

4. **EXTENDED TERM**

The Term of the Lease is hereby extended for an additional Seven (7) years commencing on November 1, 1999 and terminating on October 31, 2006.

5. **RENT DURING THE EXTENDED TERM.**

The annual minimum rental shall be increased as of the earlier of (a) the date of opening for business in the Expansion Space, or (b) ninety (90) days after the date of Landlord's delivery of possession (scheduled to occur on August 1, 1999) (the "Expansion Date") as follows:

Expansion Date - October 31, 2006 $154,035.00 per year ($12,836.25 per month)

6. **LEASE IN EFFECT**

Except as specifically altered by this Amendment, all of the terms, covenants, and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties execute this Amendment as of the date first written above.

LANDLORD:

THE BOARD OF TRUSTEES OF THE
LELAND STANFORD JUNIOR UNIVERSITY,

BY: STANFORD MANAGEMENT COMPANY

By: [signature]

David B. Longbine
Manager, Retail Real Estate

TENANT:

UNA MAS RESTAURANTS, INC.,
a Delaware Corporation

By: [signature]

Its: President

Other/doc/amendleasun1

Hu mark
File UM#3 Binder

ASSIGNMENT, ASSUMPTION AND CONSENT

THIS ASSIGNMENT, ASSUMPTION AND CONSENT (this "Agreement") is made and entered into as of the 31st day of January, 2000 (the "Effective Date"), by and among UNA MAS RESTAURANTS, INC., a California corporation, ("Assignor"), PALO ALTO FUEGO, INC., a California corporation, ("Assignee"), and THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("Landlord").

Recitals.

A. Landlord and Una Mas, Inc. entered into a Lease dated September 1, 1992 whereby Landlord leased to Tenant approximately 3,187 square feet of retail space commonly known as Store No. 224, Stanford Shopping Center, in the City of Palo Alto, County of Santa Clara, State of California (the "Lease").

B. Una Mas, Inc. and Assignor entered into an Assignment of Lease dated October 6, 1997, whereby Una Mas, Inc. assigned its interest in the Lease to Assignor and Assignor assumed the obligations of Una Mas, Inc. under the Lease.

C. The Lease was amended by a First Amendment To Lease dated July 23, 1999 (the "First Amendment") whereby the Premises were expanded to equal a total rentable square footage of 4,342 square feet and the Term of the Lease was extended.

D. Subject to each and all of the covenants, agreements, terms and conditions set forth herein (i) Assignor desires to assign all of its right, title and interest as Tenant in the Lease to Assignee, (ii) Assignee desires to accept and assume all of the obligations of Assignor as Tenant under the Lease, and (iii) Landlord is willing to consent to the assignment of the Lease from Assignor to Assignee, on the terms provided herein.

Agreement.

NOW, THEREFORE, the parties hereto do hereby covenant and agree as follows:

1. Assignment. For and in consideration of the assumption (the "Assumption") of Assignee set forth in Section 2 hereof, the consent (the "Consent") of Landlord set forth in Section 3 hereof, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and effective as of the Effective Date, Assignor does hereby assign, transfer and convey all of its right, title and interest in and to the Lease, as amended by the First Amendment, to Assignee (the "Assignment").

2. Assumption. For and in consideration of the Assignment and the Consent, Assignee does hereby assume, and covenant and agree fully, completely and timely to perform, comply with and discharge, as a direct obligation to Landlord, each and all of the obligations, covenants, indemnifications, duties and liabilities of Assignor as Tenant under the Lease, as amended by the First Amendment, including without limitation any and all accrued but unpaid rent, expenses, costs and other charges under the Lease, incurred on and subsequent to the Effective Date.

3. Consent of Landlord. For and in consideration of the Assumption, Landlord does hereby consent (the "Consent") to the Assignment as of the Effective Date.

4. **Notices**. Landlord, Assignee and Assignor agree that any notice permitted or required to be given to any of the parties hereto (i) under the Lease shall be done in accordance with the terms thereof, or (ii) under this Agreement by giving such notice in writing and either served personally or sent by prepaid, first-class mail, which notice shall be deemed communicated within forty-eight (48) hours from the time of mailing if mailed as provided in this paragraph, provided that in the case of either (i) or (ii) above, said notice shall be sent to said party or parties at the following addresses:

LANDLORD:	The Board of Trustees of the Leland Stanford Junior University Stanford Shopping Center 600 Stanford Shopping Palo Alto, CA 94304
ASSIGNOR:	Una Mas Restaurants, Inc. 528 Weddell Drive, Suite 7 Sunnyvale, CA 94089
ASSIGNEE:	Palo Alto Fuego, Inc. Stanford Shopping Center Store #224 Palo Alto, California 94304 Attn: Richard T. Hamner

5. **Indemnity by Assignor**. Assignor shall protect, defend, indemnify and hold Assignee harmless from and against all damage or expense, including reasonable attorneys' fees and legal costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person due to any cause arising out of or attributable to Assignor's failure to observe the terms and conditions of the Lease, as amended by the First Amendment, incurred prior to the Effective Date.

6. **Indemnity by Assignee**. Assignee shall protect, defend, indemnify and hold Assignor harmless from and against all damage or expense, including reasonable attorneys' fees and legal costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person due to any cause arising out of or attributable to Assignee's failure to observe all of the terms and conditions of the Lease, as amended by lthe First Amendment, incurred on or subsequent to the Effective Date.

7. **"As Is"**. Assignee acknowledges that, as of the Effective Date, it accepts the Premises subject to the Lease in their then existing "as is" condition, with all defects and without warranty of any kind whatsoever, express or implied. Assignee is familiar with the Premises and has conducted its own investigation of the Premises prior to the date hereof, and shall rely entirely upon such investigation as to the condition of the Premises and all regulations and restrictions applicable to use thereof.

8. **Prorations**: Minimum Rental, Percentage Rental, Common Area Costs, real estate taxes, utilities and any other similar charges under the Lease shall be prorated as of the Effective Date and all such rent and other charges (i) paid by Assignor but properly allocable to the period on or subsequent to the Effective Date shall be paid by Assignee to Assignor upon the Effective Date hereof, or (ii) paid by Assignee but properly allocable to the period prior to the Effective Date, shall be paid by Assignor to Assignee promptly after payment by Assignee.

9. Waiver of Article XIV Rental Increase. Landlord hereby waives the provisions of Article XIV A. (6) and (7) of the Lease and agrees that there will be no increase in the minimum rental as a result of the Assignment made by this Agreement.

10. Attorneys' Fees. If any party commences an action against another party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party or parties its court costs and attorneys' fees and costs.

11. Transfer Fee. Assignee shall pay to Landlord the $500.00 fee required by Article XIV A. (8) of the Lease.

12. Security Deposit. The parties acknowledge that Landlord now holds the sum of Seven Thousand Dollars ($7,000.00) as a security deposit to be applied subject to the provisions of the Lease. Assignor releases all claims to such deposit, and the sum shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one assignment.

14. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Time is of the essence of the Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. This Agreement constitutes the entire agreement of the parties hereto on the matters covered and supersedes all prior and contemporaneous oral or written agreements, statements, representations and understanding between the parties relating to the matters covered. The invalidity or unenforceability of any provision(s) of this Agreement shall not render any other provision(s) invalid or unenforceable. The provisions of this Agreement were negotiated by all the parties hereto and the normal rule of construction to the effect that any ambiguities are to be resolve against the drafting party shall not be employed in the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ASSIGNOR:

UNA MAS RESTAURANTS, INC.,
a California corporation

By: [signature]

Title: CFO

ASSIGNEE:

PALO ALTO FUEGO, INC.,
a California corporation

By: [signature]
RICHARD T. HAMNER,
President

LANDLORD:

THE BOARD OF TRUSTEES OF THE
LELAND STANFORD JUNIOR
UNIVERSITY

By: [signature]

Title: Director Stanford Shopping Center

STANFORD MANAGEMENT COMPANY

PRIMARY TERM – 3 YEARS REMA 10/07
RENT – $7,450 vs. 6%
CAM – $______
DEPOSIT – $7,000

NO ... beyond 10/07.

January 21, 2000

Mr. Richard Hamner
Una Mas Restaurants, Inc.
528 Weddell Dr., Suite 7
Sunnyvale, CA 94089-2119

Dear Dick,

As I looked over the First Amendment to Lease, it appears to be okay even with the delay in construction. The Landlord's delivery of possession date which was originally scheduled to occur on August 1, 1999 is now January 3, 2000. Therefore, the rent on the new space will be included on the earlier of opening or 90 days after January 3rd. Meanwhile we will waive the base rent for the 60-day period beginning January 24th. Extra charges will still be due and payable. Furthermore, we will extend the Term of the renewal until October 31, 2007 to reflect the delay in construction activity as well as the past year of garage construction. All other terms and conditions remain as stated in the Amendment or Lease.

Please acknowledge your acceptance of this letter by signing in the space provided and sending one copy back to me.

Sincerely,

David B. Longbine, Director
Stanford Shopping Center

DBL/sp

Acknowledged by: Richard C. Hamner, President

Date: Jan. 21, 2000

10/11/2004

Julie Minnick
Sr. Bankruptcy Paralegal
Simon Property Group
115 W. Washington Street
Indianapolis, IN 46204

Faxed Copies 1.317.263.7901
Originals by US Mail

Dear Julie:
Regarding our phone conversation, here is the information we discussed:

First Amendment to Lease, dated July 23, 1999
Letter, Stanford Management Company, January 21, 2000
Assignment, Assumption and Consent, January 31, 2000
Second Amendment to Lease, March 2, 2001 – this is the Option to extend for three years from the expiration date, October 31, 2007 (extended January 21, 2000 letter).

The contact information is:

Richard T. Hamner
Palo Alto Fuego, Inc.
D.B.A. Playa Grill & Margarita Bar
848 La Mesa Drive
Portola Valley, CA 94028
Email: rthamner@aol.com
Phone 650 303 1127
Fax: 650 854 3266

To eliminate future confusion, please see that the various departments within Simon Property Group receive the above information. Also, as we discussed, please forward me a copy of the original notifications concerning the increases for the CAM and Property Taxes. Once I receive these documents and an updated accounting of the amounts due, we can discuss payment options.

Thank you for your help. You have a pleasant approach to a difficult job.

Regards,
Richard Hamner
Palo Alto Fuego Inc.

SIMON
PROPERTY GROUP

October 15, 2004

2005

Dear Tenant:

In an effort to minimize the financial hardships imposed upon your company by a year-end Common Area Maintenance adjustment, beginning January 1, 2005, we will elect to adjust your Common Area Maintenance monthly prepayment amount to more accurately reflect your upcoming budget expenditures at Stanford Shopping Center.

The Common Area section of your lease provides that your proportionate share of Common Area Maintenance costs for each full year and partial calendar year shall be paid in monthly installments in an amount estimated by owner from time to time.

During 2005, mall flooring will be replaced at various locations throughout the shopping center. Additionally, landscaping and planters will be replaced. Several exterior-building surfaces will be painted and other repairs will be made.

Effective January 1, 2005, your Common Area monthly prepayment will be adjusted to the amount reflected on the enclosed Rental Invoice.

Sincerely,

John Benvenuto
General Manager, Stanford Shopping Center
Telephone #: (650) 617.8202

Fil UM#3 Binder

ASSIGNMENT, ASSUMPTION AND CONSENT

THIS ASSIGNMENT, ASSUMPTION AND CONSENT (this "Agreement") is made and entered into as of the 31st day of January, 2000 (the "Effective Date"), by and among UNA MAS RESTAURANTS, INC., a California corporation, ("Assignor"), PALO ALTO FUEGO, INC., a California corporation, ("Assignee"), and THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("Landlord").

Recitals.

A. Landlord and Una Mas, Inc. entered into a Lease dated September 1, 1992 whereby Landlord leased to Tenant approximately 3,187 square feet of retail space commonly known as Store No. 224, Stanford Shopping Center, in the City of Palo Alto, County of Santa Clara, State of California (the "Lease").

B. Una Mas, Inc. and Assignor entered into an Assignment of Lease dated October 6, 1997, whereby Una Mas, Inc. assigned its interest in the Lease to Assignor and Assignor assumed the obligations of Una Mas, Inc. under the Lease.

C. The Lease was amended by a First Amendment To Lease dated July 23, 1999 (the "First Amendment") whereby the Premises were expanded to equal a total rentable square footage of 4,342 square feet and the Term of the Lease was extended.

D. Subject to each and all of the covenants, agreements, terms and conditions set forth herein (i) Assignor desires to assign all of its right, title and interest as Tenant in the Lease to Assignee, (ii) Assignee desires to accept and assume all of the obligations of Assignor as Tenant under the Lease, and (iii) Landlord is willing to consent to the assignment of the Lease from Assignor to Assignee, on the terms provided herein.

Agreement.

NOW, THEREFORE, the parties hereto do hereby covenant and agree as follows:

1. Assignment. For and in consideration of the assumption (the "Assumption") of Assignee set forth in Section 2 hereof, the consent (the "Consent") of Landlord set forth in Section 3 hereof, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and effective as of the Effective Date, Assignor does hereby assign, transfer and convey all of its right, title and interest in and to the Lease, as amended by the First Amendment, to Assignee (the "Assignment").

2. Assumption. For and in consideration of the Assignment and the Consent, Assignee does hereby assume, and covenant and agree fully, completely and timely to perform, comply with and discharge, as a direct obligation to Landlord, each and all of the obligations, covenants, indemnifications, duties and liabilities of Assignor as Tenant under the Lease, as amended by the First Amendment, including without limitation any and all accrued but unpaid rent, expenses, costs and other charges under the Lease, incurred on and subsequent to the Effective Date.

3. **Consent of Landlord.** For and in consideration of the Assumption, Landlord does hereby consent (the "Consent") to the Assignment as of the Effective Date.

4. **Notices**. Landlord, Assignee and Assignor agree that any notice permitted or required to be given to any of the parties hereto (i) under the Lease shall be done in accordance with the terms thereof, or (ii) under this Agreement by giving such notice in writing and either served personally or sent by prepaid, first-class mail, which notice shall be deemed communicated within forty-eight (48) hours from the time of mailing if mailed as provided in this paragraph, provided that in the case of either (i) or (ii) above, said notice shall be sent to said party or parties at the following addresses:

LANDLORD:	The Board of Trustees of the Leland Stanford Junior University Stanford Shopping Center 600 Stanford Shopping Palo Alto, CA 94304
ASSIGNOR:	Una Mas Restaurants, Inc. 528 Weddell Drive, Suite 7 Sunnyvale, CA 94089
ASSIGNEE:	Palo Alto Fuego, Inc. Stanford Shopping Center Store #224 Palo Alto, California 94304 Attn: Richard T. Hamner

5. **Indemnity by Assignor**. Assignor shall protect, defend, indemnify and hold Assignee harmless from and against all damage or expense, including reasonable attorneys' fees and legal costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person due to any cause arising out of or attributable to Assignor's failure to observe the terms and conditions of the Lease, as amended by the First Amendment, incurred prior to the Effective Date.

6. **Indemnity by Assignee**. Assignee shall protect, defend, indemnify and hold Assignor harmless from and against all damage or expense, including reasonable attorneys' fees and legal costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person due to any cause arising out of or attributable to Assignee's failure to observe all of the terms and conditions of the Lease, as amended by lthe First Amendment, incurred on or subsequent to the Effective Date.

7. **"As Is"**. Assignee acknowledges that, as of the Effective Date, it accepts the Premises subject to the Lease in their then existing "as is" condition, with all defects and without warranty of any kind whatsoever, express or implied. Assignee is familiar with the Premises and has conducted its own investigation of the Premises prior to the date hereof, and shall rely entirely upon such investigation as to the condition of the Premises and all regulations and restrictions applicable to use thereof.

8. **Prorations:** Minimum Rental, Percentage Rental, Common Area Costs, real estate taxes, utilities and any other similar charges under the Lease shall be prorated as of the Effective Date and all such rent and other charges (i) paid by Assignor but properly allocable to the period on or subsequent to the Effective Date shall be paid by Assignee to Assignor upon the Effective Date hereof, or (ii) paid by Assignee but properly allocable to the period prior to the Effective Date, shall be paid by Assignor to Assignee promptly after payment by Assignee.

9. Waiver of Article XIV Rental Increase. Landlord hereby waives the provisions of Article XIV A. (6) and (7) of the Lease and agrees that there will be no increase in the minimum rental as a result of the Assignment made by this Agreement.

10. Attorneys' Fees. If any party commences an action against another party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party or parties its court costs and attorneys' fees and costs.

11. Transfer Fee. Assignee shall pay to Landlord the $500.00 fee required by Article XIV A. (8) of the Lease.

12. Security Deposit. The parties acknowledge that Landlord now holds the sum of Seven Thousand Dollars ($7,000.00) as a security deposit to be applied subject to the provisions of the Lease. Assignor releases all claims to such deposit, and the sum shall be held by Landlord for the benefit of Assignee, subject to the provisions of the Lease.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one assignment.

14. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Time is of the essence of the Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. This Agreement constitutes the entire agreement of the parties hereto on the matters covered and supersedes all prior and contemporaneous oral or written agreements, statements, representations and understanding between the parties relating to the matters covered. The invalidity or unenforceability of any provision(s) of this Agreement shall not render any other provision(s) invalid or unenforceable. The provisions of this Agreement were negotiated by all the parties hereto and the normal rule of construction to the effect that any ambiguities are to be resolve against the drafting party shall not be employed in the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ASSIGNOR:

UNA MAS RESTAURANTS, INC.,
a California corporation

By: ______________________

Title: CFO

ASSIGNEE:

PALO ALTO FUEGO, INC.,
a California corporation

By: ______________________
RICHARD T. HAMNER,
President

LANDLORD:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

By: ______________________

Title: Director Stanford Shopping Center

STANFORD MANAGEMENT COMPANY

January 21, 2000

Mr. Richard Hamner
Una Mas Restaurants, Inc.
528 Weddell Dr., Suite 7
Sunnyvale, CA 94089-2119

Dear Dick,

As I looked over the First Amendment to Lease, it appears to be okay even with the delay in construction. The Landlord's delivery of possession date which was originally scheduled to occur on August 1, 1999 is now January 3, 2000. Therefore, the rent on the new space will be included on the earlier of opening or 90 days after January 3rd. Meanwhile we will waive the base rent for the 60-day period beginning January 24th. Extra charges will still be due and payable. Furthermore, we will extend the Term of the renewal until October 31, 2007 to reflect the delay in construction activity as well as the past year of garage construction. All other terms and conditions remain as stated in the Amendment or Lease.

Please acknowledge your acceptance of this letter by signing in the space provided and sending one copy back to me.

Sincerely,

David B. Longbine, Director
Stanford Shopping Center

DBL/sp

Acknowledged by: Richard Hamner, President

Date: Jan. 21, 2000

660 Stanford Shopping Center · Palo Alto, California 94304 · PHONE · 650/617-8200 · FAX · 650/617-8201

TABLE OF CONTENTS

SPECIFIC LEASE PROVISIONS		PAGE
Section I	Demise	i
Section II	Term	ii
Section III	Use; Conduct of Business	iii
Section IV	Construction and Improvements	iv
Section V	Rent; Common Area Costs	v
Section VI	Notices	vii
Section VII	Guarantee	viii
Section VIII	General Lease Provisions	viii
GENERAL LEASE PROVISIONS		
Article I	Possession of Premises	1
Article II	Use of Premises	1
Article III	Gross Sales	3
Article IV	Reporting, Records and Accounting	4
Article V	Repairs and Maintenance	5
Article VI	Alterations	5
Article VII	Heating, Ventilation and Air Conditioning ("HVAC")	6
Article VIII	Insurance and Indemnity	6
Article IX	Common Area	9
Article X	Signs, Advertising	11
Article XI	Merchants Association	12
Article XII	Eminent Domain	12
Article XIII	Damage and Restoration	14
Article XIV	Assignment and Subletting; Bankruptcy, Insolvency, Etc.	16
Article XV	Right of Access	18
Article XVI	Defaults; Remedies	19
Article XVII	Liens	22
Article XVIII	Expenditures by Landlord	23
Article XIX	Indemnification for Violation of Law	23
Article XX	Force Majeure	23
Article XXI	Subordination	24
Article XXII	Holding Over	24
Article XXIII	Offset Statement	25
Article XXIV	Cancellation Not Merger	25
Article XXV	Sale or Assignment by Landlord	25
Article XXVI	Covenants of the Parties	25
Article XXVII	No Partnership	26
Article XXVIII	Remedies Cumulative; No Waiver	26
Article XXIX	Partial Invalidity	26
Article XXX	Recording	26
Article XXXI	Time of the Essence	26
Article XXXII	Captions, Pronouns, and Interpretation	27
Article XXXIII	Broker's Commission	27
Article XXXIV	Entire Agreement	27
Article XXXV	Lease Modifications	28
Article XXXVI	Attorney's Fees	
EXHIBIT A	DESCRIPTION	
EXHIBIT B	CONFIRMATION OF COMMENCEMENT DATE	
EXHIBIT C	CONSTRUCTION AND IMPROVEMENTS	
EXHIBIT D	CONTRACTOR RULES AND REGULATIONS	
EXHIBIT E	LANDLORDS RULES AND REGULATIONS	
EXHIBIT F	DESIGN GUIDE	

This Lease made and entered into this 01 day of September, 1992, by and between THE BOARD C TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the Stat of California, hereinafter referred to as "Landlord", and UNA MAS!, INC., a California corporatio

hereinafter referred to as "Tenant",

WITNESSETH:

The parties hereby mutually agree as follows:

Specific Lease Provisions

SECTION I

DEMISE

A. Description of Premises.

For and in consideration of the agreement of Tenant to pay the rental and other sums herein provided fo and to perform the covenants, agreements and conditions on its part herein contained, Landlord hereby leases t Tenant and Tenant hereby hires from Landlord those certain store premises (hereinafter referred to a "Premises"), situated in Stanford Shopping Center (hereinafter referred to as "Shopping Center") in the City o Palo Alto, County of Santa Clara, State of California, designated Store No. 244* on the plat of th Shopping Center attached hereto as Exhibit A and made a part hereof. Said Premises are cross-hatched on Exhibi A. Landlord reserves unto itself, however, or to other persons authorized by Landlord, the use of the roof exterior walls and area beneath the floor and above the ceiling of the Premises together with the right fro time to time to install, maintain, use, repair and replace utility lines, tunneling, pipes, ducts, conduits and wires and the like leading under, over or through the Premises in locations which will not materiall interfere with Tenant's use thereof. Landlord makes no representations or warranties of any kind or nature a to the size, location, quality or time od construction of any of the Premises or other improvements in th Shopping Center. Landlord hereby reserves the right at any time, and from time to time, to make alterations c additions to, and to build additional stories on, the building in which the Premises are contained and to buil adjoining the same. Landlord also reserves the right to construct other buildings or improvements in th Shopping Center, and on the lands adjacent thereto, from time to time and to make alterations thereon c additions thereto and to build additional stories on any such building or buildings and to build adjoining sam and to construct doubledeck, subterranean or elevated parking facilities. Landlord reserves the right to expan or contract the Shopping Center and to redesignate the boundaries thereof to conform with actual usage fc Shopping Center purposes as determined by Landlord in its sole discretion.

* containing approximately 3,187 square feet

B. Adjustment of Description and Location.

It is understood and agreed that the description of the Premises as set forth in Paragraph A hereof, an their location in the Shopping Center as shown on Exhibit A hereof, shall be subject to such changes as may b certified by Landlord's architect as necessary for engineering or architectural purposes for the constructic of the improvements to be constructed thereon, if any, provided, however, that the resulting Premises shall b substantially equivalent in usefulness for Tenant's purposes as prior to such changes. Any such changes s certified shall not invalidate this Lease, and the description and location of the Premises as set forth i Paragraph A of this Section I and Exhibit A hereto, respectively, shall be deemed to have been expressl modified and amended in accordance with such changes.

SECTION II

TERM

INITIALS

A. Duration and Commencement.

The term of this Lease shall be for a period of seven (7) years, commencing on the date (hereinafter referred to as "Commencement Date") which shall be on the date or occurrence of any of the following events, whichever shall first occur:

(1) ________ (__) days after the date Landlord notifies Tenant in writing that the Premises are ready for occupancy or should have been ready for occupancy as provided in Subparagraph D of this Section II. The Premises shall be deemed "ready for occupancy" when the work of construction or improvements required pursuant to Section IV, Construction and Improvements, hereof on the part of Landlord in connection therewith has been substantially completed and the Premises are in such condition as to permit Tenant to enter thereon for the purpose of Tenant's work therein; or

(2) Upon the date Tenant actually commences to do business in, upon or from the Premises; or

(3) On November 1, 19 92

INITIALS

B. Adjustment of Term.

If the Commencement Date is other than the first day of a calendar month, this Lease shall continue in full force and effect for a period of seven (7) years from the first day of the calendar month next succeeding the Commencement Date.

C. Confirmation of Commencement Date.

When the Commencement Date has been determined as herein set forth, the parties shall execute on Landlord's request a written memorandum in the form attached hereto marked Exhibit B, expressly confirming said Commencement Date, and such memorandum shall thereupon be deemed attached hereto, incorporated herein, and by this reference made a part of this Lease. Failure of the Landlord to request the execution of such memorandum shall in no way affect the Tenant's obligation to perform under this Lease. Failure of the Tenant to execute and deliver such memorandum following such request shall constitute an acceptance of the Premises and an acknowledgement by Tenant that the statements included in Exhibit B are true and correct, without exception.

D. Delay of Commencement Date; Rule Against Perpetuities.

If the work required to be performed by Landlord under the terms and provisions of this Lease in order to make the Premises ready for occupancy depends in whole or in part upon plans to be prepared by Tenant or work to be performed in connection therewith by Tenant, then, and in such event, the Premises shall be "ready for occupancy" on the date that they would have been ready for occupancy if Tenant had prepared such plans and performed the work required of Tenant in a diligent and timely manner and in accordance with the schedule of performance therefor established in Section IV, Construction and Improvements, hereof. The determination of Landlord's architect as to the date the Premises are "ready for occupancy", taking into consideration delays, if any, caused by Tenant, as aforesaid, shall be conclusive upon the parties hereto.

If, for any reason whatsoever, the term of this Lease shall not have commenced on or before one (1) year after the date hereof, this Lease shall thereupon be and become entirely cancelled, and of no further force or effect, but such cancellation shall not discharge Tenant of any liability to Landlord for breach of the terms hereof, if any.

E. Right to Terminate Rent Adjustment

(1) Landlord may at its option cancel and terminate this Lease without liabilty to Tenant therefor if Tenant shall not have commenced its work on the Premises by not later than thirty (30) days after the date of Tenant's building permit ~~receipt by Tenant of written notice pursuant to subparagraph A (1) of this Section II that Landlord's work in the Premises has been substantially completed~~, or shall have failed, after demand, to prosecute such work diligently to completion.

~~(2) If during the forty ninth (49th) through sixtieth (60th) months after the Commencement Date, or any subsequent twelve (12) month period during the term hereof, Tenant's Gross Sales from the Premises do not equal at least __________ Dollars ($________), Landlord may, at its option, terminate this Lease by serving upon Tenant within sixty (60) days after the expiration of said twelve (12) month period during which gross sales (hereinafter referred to as "Gross Sales") are so deficient, a written notice setting forth such election to terminate this Lease, which termination shall then become effective thirty (30) days after the date of the service upon Tenant of said notice. Notwithstanding the foregoing, Tenant may elect to keep this Lease in full force and effect if for each such twelve (12) month period Tenant shall before termination becomes effective pay to Landlord as additional rent the sum equal to the amount Tenant would have had to pay Landlord if Tenant's Gross Sales had equaled the amount set forth above.~~

F. Fiscal Year Date.

The Fiscal Year Date is hereby defined as January 1, 1993.

G. Lease Year Defined.

The term "Lease Year" as used in this Lease, is hereby defined as follows:

(1) The first Lease Year shall commence on the Commencement Date and end on the day preceding the Fiscal Year Date.

(2) Each subsequent Lease Year shall commence on the next day following the expiration of the preceding Lease Year, and shall end on the expiration of the twelfth full calendar month following thereafter, or on the last day of the term hereof, whichever occurs first.

(3) For purposes of this Section II (G), (i) any calendar month the first day of which is the first day of a Lease Year, and (ii) any calendar month the last day of which is the last day of a Lease Year, shall be counted as full calendar months.

INITIALS

SECTION III

USE; CONDUCT OF BUSINESS

The Premises are leased to Tenant solely for the purpose of conducting therein the sale at retail, under the trade name Taqueria Una Mas!, of high quality Mexican food base upon the theme of an authentic taqueria, to include burritos, tacos, tostadas, salads, nac quesadillas, and beverages, and incidental thereto, the sale for on-premises consumption (but not for off-premises consumption) of wine and beer provided Tenant shall have first obtained any required use permit and liquor license.

Tenant shall not use or suffer to be used the Premises or any portion thereof for any other purpose or purposes whatsoever or under any other trade name.

It is understood, and Tenant so agrees, that the demised Premises, during the term hereof, shall be used and occupied exclusively by Tenant.

Tenant hereby agrees that any variation from use as specified hereinabove shall constitute a material breach of this Lease.

Tenant expressly covenants to, and it is of the essence of this Lease that:

a. Tenant shall open for business on the Commencement Date and shall keep the Premises open for business for the use and under the name set forth above, for the entire term, during all hours established by the Landlord for the Shopping Center and, at Tenant's option, during any additional hours with the advance written consent of Landlord. In any event, and without in any way modifying the Landlord's right to establish from time to time the hours during which the Shopping Center and the Premises shall be open for business, Tenant agrees to keep the Premises open during the following days and hours (except on such days as the Shopping Center is closed): 10 a.m. to 9 p.m, Monday through Friday; 10 a.m. to 6 p.m. Saturday; 11 a.m. to 6 p.m. Sunday; and such other or additional hours, if any, as either the Emporium or Macy's is open for business from time to time provided that during such other or additional hours at least seventy percent (70%) in number of the other operating Tenants fronting on the main mall in Building D and F are open (or would be required to be open except for a provision in their leases similar to this proviso). Tenant and Landlord agree that if Tenant fails to maintain the foregoing schedule or if Tenant is not open for business as required by this subsection (hereinafter such failure or not being open for business shall be referred to as being "improperly closed"), Landlord will suffer damages in the form of lost rental income in an amount which would be impractical or extremely difficult to determine. Therefore Tenant and Landlord agree to liquidate the amount of damages payable to Landlord if Tenant is improperly closed and that for each hour (or portion thereof) that Tenant is improperly closed, Tenant will pay to Landlord the liquidated sum of $25.00; which sum the parties agree is just and reasonable in view of the circumstances.

b. Tenant at all such times shall have upon the Premises a sufficient number of employees and a sufficient stock of merchandise adequately to serve the patrons thereof, and shall in general employ its best efforts and abilities to produce the greatest possible dollar volume of sales from the Premises.

c. Tenant shall have its window displays and exterior signs adequately illuminated continuously during all hours on all days that the Shopping Center is open for business to the public as determined in the Landlord's sole discretion.

SECTION IV
CONSTRUCTION AND IMPROVEMENTS

The Premises are provided to Tenant "as is".* Any improvements to be constructed or furnished by Tenant shall be constructed or furnished substantially in accordance with the terms and conditions of Exhibit C hereof entitled "Construction and Improvements," which Exhibit C is attached hereto and incorporated herein by this reference. The improvements now or hereafter situated upon the Premises, whether constructed by or for or at the expense of Landlord or Tenant, are and shall be and become a part of the Premises and Tenant shall have only a leasehold interest therein, subject to all the terms and conditions of this Lease.

The work to be performed by Tenant, shall be the sole responsibility of Tenant.

During the period of Tenant's construction work until the Commencement Date of the Lease, Tenant shall observe and be bound by all the provisions of this Lease. Landlord has submitted to Tenant, and Tenant has

*To the best of Landlord's knowledge, at the time of delivery of the Premises by Landlord to Tenant, the Premi are free from friable asbestos.

reviewed a booklet entitled: "Stanford Shopping Center - Design Guide" which booklet is deemed to be a part this Lease. Tenant shall comp[ ]ith such criteria as contained in t[ ]ooklet. Landlord reserves the right amend or revise the Design Guide or criteria from time to time.

INITIALS

SECTION V

RENT; COMMON AREA COSTS

A. Minimum Rental.

Tenant shall and hereby agrees to pay in lawful money of the United States of America, without deductic or offset, at: Stanford University, Rincon Annex, Post Office Box 44220, San Francisco, California 94144, or a such other place or places as may be designated from time to time by Landlord, a minimum rental for sai Premises for each Lease Year of the term hereof of Eighty Thousand Four Hundred Sixty and no/100 Dollars ($80,460.00) for years one (1) through four (4) inclusive; and Eighty-nine Thousand Four Hundred and no/100 Dollars ($89,400.00) for years five (5) through seven (7) inclusive.

~~and no/100--Dollars ($____________)~~, which said rental payment shall be supplemented by the payment c percentage rental as hereinafter provided. Said minimum rental shall be payable in twelve (12) equal monthl installments during each Lease Year, monthly in advance, on the first day of each calendar month, withou offset or deduction, commencing on the Commencement Date as herein defined. Should any Lease Year, as hereafte defined in Section II(G) of this Lease, contain less than three hundred and sixty-five (365) days or more the three hundred and sixty-six (366) days, then the minimum rental for said Lease Year shall be computed on daily basis at an amount equal to one/three-hundred-sixty-fifth (1/365) of the said minimum annual rental fc each day thereof, and paid monthly in advance, with any fractional calendar month paid at the beginning of th succeeding full calendar month, as additional rent.

B. Percentage Rental.

INITIALS

(1) In addition to the minimum rental, Tenant shall pay to Landlord for each Lease Year of the ter hereof, as percentage rental, the excess, if any, of six percent, (6 %) of Tenant's Gro: Sales for such Lease Year over the minimum rental paid by Tenant for such Lease Year.

(2) On or before the fifteenth (15th) day following the expiration of each three calendar month during th Lease Year, Tenant shall pay to Landlord, on account of such percentage rental, the amount, if any, by whic the stated percentage of Tenant's Gross Sales for such preceding three calendar month exceeds the minimum rental pai by Tenant for such three calendar month. (The first such computation shall include any partial month as well as th first three calendar month.) Promptly after Tenant's submission of its certified report of Gross Sales for the Leas Year, the parties shall make any adjustment necessitated by excesses or deficiences in the ~~monthly~~ quarterly payments Any excess of amounts paid by Tenant hereunder over the amount of percentage rental due for such Lease Yea from Tenant shall be credited against percentage rental thereafter becoming due, and any deficiency shall b paid within thirty (30) days of the end of the Lease Year.

C. Taxes.

In addition to the rental and other sums which Tenant is obligated to pay Landlord under other provisio of this Lease, Tenant, within fifteen (15) days after written demand by Landlord, but not earlier tha forty-five (45) days prior to the applicable delinquency date, shall pay Tenant's prorata share of any and al real property taxes and assessments on the building in which the Premises are located and the land thereunde for each tax year or partial tax year during the term hereof. Tenant's prorata share of such taxes ar assessments shall be that percentage which the gross leasable area (hereinafter referred to as "Gross Leasabl Area") of the Premises bears to the total Gross Leasable Area of the entire building in which the Premises ar located. The foregoing percentage shall be adjusted to reflect any increases or decreases in the described

Gross Leasable Areas. If at any time during the term of this Lease the building and the land thereunder in which the Premises are located shall not be separately assessed or a separate assessment shall not be available therefor, then Tenant shall pay upon demand by Landlord, as aforesaid, Tenant's prorata share of any such real property taxes and assessments on all buildings and the land thereunder within the Shopping Center which are included in the same assessment as the building and land thereunder in which the Premises are located. Tenant's prorata share of such taxes and assessments shall be the proportion that the Gross Leasable Area of the Premises bears to the Gross Leasable Area of all buildings within the Shopping Center included within the same assessment. Tenant's obligation under this paragraph V.C. for the tax year in which this Lease shall commence and terminate shall be prorated in the proportion that the period this Lease shall be in effect during such tax year shall bear to such full tax year.

If Landlord in good faith shall determine that it is impractical or unfair to calculate Tenant's prorata share of Tenant's taxes and assessments in accordance with the preceding paragraph, then the reasonable determination by Landlord, in good faith, from the best information readily available to it, of the proportion of the real property taxes and assessments which is attributable to the Premises and the land thereunder, and to other land and improvements in the Shopping Center shall be conclusive for the purposes hereof.

The term "real property taxes and assessments" shall include all taxes, assessments, special assessments and other governmental and assessment district charges levied upon or with respect to the real property and improvements, and any tax or excise on rents or any other tax, however described, levied against Landlord on account of the rent reserved hereunder or on the business of renting space in the Shopping Center; provided, however, that the term "real property taxes" shall not include any franchise, estate, inheritance, succession, capital levy, net income or excess profits taxes imposed upon Landlord except that in the event that real property taxes are withdrawn in whole or in part and any substitute tax is made therefor, such tax shall in any event for the purpose of this Lease be considered a real property tax regardless of how denominated or the source from which it is collected. The term "real property taxes and assessments" shall also include all expenses reasonably incurred by Landlord in seeking reduction by the taxing authorities of real property taxes or assessments applicable to the Shopping Center.

INITIALS

D. Security.

Tenant has, contemporaneously with the execution of this Lease, and in addition to the minimum rental for the first month of the term hereof, deposited with Landlord the sum of Seven Thousand and no/100 Dollars ($ 7,000.00), receipt whereof is hereby acknowledged by Landlord, said sum hereinafter referred to as "Deposit Amount". The Deposit Amount shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by Tenant to be kept and performed during the term hereof. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, then Landlord may, at its option (but Landlord shall not be required to), appropriate and apply any portion of the Deposit Amount to the payment of any such overdue rent or other sum. If Tenant shall fail to keep and perform all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord may at its option in addition to all its other remedies, appropriate and apply the entire Deposit Amount, or so much thereof as may be necessary, to compensate Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire Deposit Amount, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original Deposit Amount, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for when due, and all other sums payable to Landlord hereunder, the Deposit Amount shall be returned in full to Tenant without interest at whichever of the following dates shall be applicable under the circumstances: (a) the end of the term of this Lease; (b) the termination of this Lease if Tenant should hold over with the Landlord's consent as herein provided; or (c) the earlier termination of this Lease pursuant to the terms hereof for reasons other than default by the Tenant.

INITIALS

E. Common Area Costs.

In addition to the rental and all other sums which Tenant is obligated to pay Landlord under other provisions of this Lease, Tenant agrees to pay its share of the common area (hereinafter referred to as "Common Area") costs, as defined in the General Lease Provisions.

F. Late Charges.

Tenant acknowledges that late payment by Tenant to Landlord of minimum rental, percentage rental, taxes or Common Area costs will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and the cost of alternative funds to be used in lieu of the payments and rent Tenant fails to pay timely. Therefore, if any installment of minimum rental, percentage rental, taxes or Common Area costs due from Tenant is not received by Landlord within five (5) days of the date it is due, Tenant shall immediately pay to Landlord as a late charge, an additional sum equal to five percent (5%) of such installment. Thereafter, for each month, or portion thereof, which said installment is not paid in full, Tenant shall pay to Landlord as an on-going late charge, an additional sum equal to one and one-half percent (1 1/2%) of such installment, until such installment is paid in full. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. The provision for, or the acceptance by Landlord of, such late charge shall in no event constitute a waiver of Tenant's default with respect to the overdue amount nor prevent Landlord from exercising to the fullest extent any of the other rights and remedies available to Landlord with respect to such default.

SECTION VI

NOTICES

All notices, demands or other writings in this Lease provided to be given or made or sent, or which may be given or made or sent, by either party hereto to the other, shall be deemed to have been fully given or made or sent upon the expiration of forty-eight (48) hours from the time of deposit thereof in writing in the United States mail, registered or certified and postage prepaid, and addressed as follows:

To Landlord: Stanford Management Company
Shopping Center Director's Office
#660 Stanford Shopping Center
Palo Alto, CA 94304

To Tenant: Una Mas, Inc.
c/o Richard Hamner
333 Cobalt Way
Suite 103
Sunnyvale, CA 94086

Copy to: The Property Manager
680 Stanford Shopping Center
Palo Alto, CA 94304

The address to which any notice, demand or other writing may be given or made or sent to any party may be changed by written notice given by such party as above provided. Any managerial employee or officer of Tenant is hereby appointed by Tenant as special attorney-in-fact with full power and authority to accept personal service on behalf of Tenant under Subdivision 1 of Section 1162 of the California Code of Civil Procedure, as it may be amended.

INITIALS RH JR

SECTION VII

GUARANTEE

To help assure performance of Tenant's obligations under this Lease, a Guarantee of Lease, guaranteeing the full performance of each and all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, has been (or will be) agreed to and executed by: Richard Hamner and Joseph Rubin. *This Guarantee shall be effective for a period of thirty (30) months from the date of execution of this Lease. The Guarantors' monetary obligation under the Guaranty shall be limited to an amount equal to the minimum and additional rents for the first Lease Year.

SECTION VIII

GENERAL LEASE PROVISIONS

In addition to the foregoing Sections I through VII, this Lease is made upon, subject and pursuant to the provisions, covenants and conditions set forth in those certain "General Lease Provisions" attached hereto, incorporated herein and by this reference made a part hereof as fully as if the same were set forth at length herein. Tenant hereby expressly represents and acknowledges that it has read and examined all of said "General Lease Provisions" and is fully aware of the terms thereof. Landlord and Tenant do hereby agree fully and faithfully to keep, observe and perform all of the provisions, covenants and conditions contained in said "General Lease Provisions" on their respective parts to be kept, observed and performed.

IN WITNESS WHEREOF, the parties hereto, on the day and year first above written, have duly executed this Lease with said "General Lease Provisions" and all exhibits attached hereto.

THE BOARD OF TRUSTEES OF THE
LELAND STANFORD JUNIOR UNIVERSITY

By [signature]

Its WILLIAM T. PHILLIPS
Executive Director of Real Estate
"LANDLORD"

NOTICE:

USE BLUE PEN WHEN EXECUTING DOCUMENT

THIS IS A LEGALLY BINDING DOCUMENT AND SHOULD BE REVIEWED BY YOUR ATTORNEY BEFORE SIGNING.

IF TENANT IS A CORPORATION, THE AUTHORIZED OFFICERS MUST SIGN ON BEHALF OF THE CORPORATION AND THE BY-LAWS OR A CERTIFIED COPY OF THE RESOLUTION, AS THE CASE MAY BE, AUTHORIZING THE OFFICERS TO SIGN MUST BE FURNISHED.

UNA MAS!, INC.,
a California corporation

By Richard H. Hamner

Its President

By ____________________

Its ____________________

"TENANT"

Rdt
[initials]

GUARANTEE OF LEASE

WHEREAS, a certain Lease of even date herewith has been, or will be, executed by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, therein referred to as "Landlord", and Richard Hamner and Joseph Rubin, therein referred to as "Tenant", covering certain premises in the Stanford Shopping Center, City of Palo Alto, State of California, and

WHEREAS, the Landlord under said Lease requires as a condition to its execution of said Lease that the undersigned guarantee the full performance (subject to limitations set forth below) of the obligations of the Tenant under said Lease, and

WHEREAS, the undersigned is desirous that Landlord enter into said Lease with Tenant,

NOW, THEREFORE, in consideration of and as an inducement for the execution of said Lease by THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, as Landlord, the undersigned hereby unconditionally guarantees the full performance of each and all of the terms, covenants and conditions of said Lease to be kept and performed by said Tenant, including the payment of all rentals and other charges to accrue thereunder. The undersigned further agrees as follows:

(1) That this covenant and agreement on its part shall continue in favor of the Landlord notwithstanding any extension, modification, or alteration of said Lease entered into by and between the parties thereto, purported assignment of said Lease (with or without the consent of the Landlord), and no extension, modification, alteration or assignment of the above referred to Lease shall in any manner release or discharge the undersigned and it does hereby consent thereto;

(2) That this Guarantee will continue unchanged by any bankruptcy, reorganization or insolvency of the Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant;

(3) That Landlord may, without notice, assign this Guarantee of Lease in whole or in part and no assignment or transfer of the Lease or this Guarantee shall operate to extinguish or diminish the liability of the undersigned hereunder;

(4) That the liability of the undersigned under this Guarantee of Lease shall be primary and that in any right of action which shall accrue to Landlord under the Lease, the Landlord may, at its option, proceed against the undersigned without having commenced any action, or having obtained any judgment against the Tenant;

(5) To pay Landlord's reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed or enforcing this Guarantee of Lease against the undersigned, individually and jointly, and

(6) To waive notice of any demand by the Landlord, as well as any notice of default in the payment of rent of any other amounts contained or reserved in the Lease.

INITIALS
Rdt

The use of the singular herein shall include the plural. The obligation of two or more parties shall be joint and several. The terms and provisions of this Guarantee shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties herein named.* and shall be binding for a period of thirty (30) months from the date of execution of this Lease. Guarantor's monetary obligation is limited to an amount equal to minimum and additional rents for the first Lease year.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be executed this 28th day of Aug.

Richard Hamner	Guarantor's Principal Place of Business or Residence Address:
[signature]	333 Cobalt Way Street
	Suite 107 City and State Sunnyvale, CA 94086

STANFORD SHOPPING CENTER

GENERAL LEASE PROVISIONS

Following are the "General Lease Provisions" incorporated by reference in, constituting part of, and referred to in the "Specific Lease Provisions" of this Lease to which the same are attached.

ARTICLE I

POSSESSION OF PREMISES

A. Acceptance of Premises.

Except as may be otherwise herein provided, Tenant shall by entering into and occupying the Premises be deemed to have accepted the Premises and to have acknowledged that the same are then in the condition called for by this Lease, and are in good order, condition and repair.

B. Surrender of Premises; Tenant's Fixtures.

Tenant may at the termination of this Lease, if not then in default hereunder, and if so requested in writing by Landlord, shall remove from the Premises any trade fixtures or equipment installed therein by Tenant, whether or not such trade fixtures or equipment are fastened to the building or improvements located upon the Premises and regardless of the manner in which they are so fastened, provided, however, that under no circumstances shall any trade fixture or equipment be removed without Landlord's written consent if (a) such fixture or equipment was paid for in whole or part by any allowance paid or credited to Tenant by Landlord or (b) such fixture or equipment is used in the operation of the building or improvements, or (c) the removal of such fixture or equipment would result in impairing the structural strength of the building or improvements. Tenant shall fully repair any damage occasioned by the removal of any such trade fixtures or equipment and shall surrender the Premises in a good, clean and neat condition.

C. Abandonment.

Tenant shall not vacate or abandon the Premises at any time during the term of this Lease and if Tenant shall abandon, vacate or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property left on the Premises shall be deemed to be abandoned. As between Landlord and Tenant notwithstanding the provisions of Title 5, Chapter 5 of the California Civil Code, such abandoned property shall immediately become the property of Landlord.

ARTICLE II

USE OF PREMISES

A. Specific Provisions.

(1) Tenant shall at all times during the term of this Lease, at its sole cost and expense:

(a) Furnish, install and maintain in the Premises all of Tenant's property necessary for the operation of Tenant's business; and

(b) Maintain the Premises in a clean, neat, sanitary and orderly condition, it being understood that no use shall be made or permitted on the Premises or any part thereof, nor any acts done, which will violate, make inoperative, or increase the existing rate of any insurance policy at any time held by or in any way for the benefit of Landlord in connection with the Premises or the Shopping Center; and

(c) Neither sell nor suffer or permit to be kept, used or sold in, upon or about the Premises any gasoline, distillate or other petroleum products or any other substance or material of an explosive, inflammable or hazardous, health threatening, or radiological nature which may endanger any part of the Premises or its occupants, business patrons or invitees, or present any unusual fire, explosion, health or other damaging or dangerous hazard; and

(d) Comply with all governmental rules, regulations, ordinances, statutes and laws now or hereafter in effect pertaining to the Shopping Center, the Premises or Tenant's use thereof; and comply with all of the rules and regulations of the National Fire Protection Association, the applicable Fire Rating Bureau and any similar bodies; and

(e) Keep all merchandise display windows in the Premises suitably lighted during hours as Landlord may reasonably require, including periods other than or in addition to the business hours of Tenant; and

(f) If Landlord determines, in its sole discretion, that any window display is not up to a professional standard, then Landlord may require Tenant to use the services of a professional window display expert, who shall be subject to Landlord's approval; and

(g) Refrain from dumping, disposal, reduction, incineration or other burning of any trash, papers, refuse, or garbage of any kind in or about the Premises or the Common Area except in places which may be specifically designated for such purpose; and

(h) Store all trash and garbage within the Premises in proper containers so located as not to be visible to customers and business invitees in the Shopping Center and so as not to create or permit any health or fire hazard, and arrange for the prompt and regular removal thereof; and

(i) Refrain from using or permitting the use of the Premises or any portion thereof as living quarters, sleeping quarters or lodging rooms; and

(j) Refrain from keeping or selling any merchandise or any object outside the interior of the Premises, or on any portion of any sidewalks, walkway or other portion of the Common Area, or through any vending or other coin-operated devices except as expressly approved in writing by Landlord; and

(k) Refrain from committing or allowing to be committed any strip or wasteupon, or any unlawful, improper or offensive use of the Premises, or any public or private nuisance or act or thing which may disturb the quiet enjoyment of any other tenant, concessionaire, licensee or occupant of the Shopping Center or the customers or business invitees thereof.

INITIALS

(2) Tenant further expressly covenants and agrees that:

~~(a) No spirituous, vinous, malt or other intoxicating liquors shall be manufactured, stored, sold, consumed or permitted on, in, or about the Premises~~; and

(b) No auction, fire sale, bankruptcy sale, sidewalk sale, or going out of business sale shall be conducted in the Premises without the prior written consent of Landlord; and

(c) Tenant shall use its best efforts to complete or cause to be completed all deliveries, loading, unloading, rubbish removal and other services to the Premises prior to 10:00 a.m. of each day.

B. **General Authority.**

In addition to the foregoing, Tenant shall at all times during the term hereof comply with all other reasonable rules and regulations which Landlord or the Property Manager (as hereafter defined) may at any time or from time to time establish concerning the use of the Premises or the Shopping Center; provided however, that any such rule or regulation so made shall not be inconsistent with any part of this Lease and shall not unreasonably interfere with Tenant's use and enjoyment of the Premises. Landlord shall not in any event be liable to Tenant for the failure of any occupant or other person to comply with any rule or regulation hereunder.

ARTICLE III

GROSS SALES

A. **Defined.**

The term Gross Sales as used herein means the entire amount or other consideration charged, whether wholly or partly for cash or on credit, for all merchandise sold, and all charges made for services performed or for the extension of credit in, at or from any part of the Premises, or through the use of the Premises, by Tenant or anyone acting on Tenant's behalf or under a sublease, license, or concession from Tenant, including, without limiting the generality of the foregoing, the amount allowed for any "trade-in", the retail price of any merchandise delivered on redemption of trading stamps, all deposits not refunded to purchasers, and all orders taken in or from the Premises or which Tenant would in the normal course of its operations credit or attribute to its business in the Premises, even though such order may be filled elsewhere, without deduction in any case for uncollected or uncollectible credit accounts; there shall also be included in Gross Sales the gross receipts from all mechanical or other vending devices placed in the Premises by Tenant or under authority from Tenant, other than such devices which are installed in portions of the Premises not open to the public for the convenience of Tenant's employees. Gross receipts from sales made and orders taken in the Premises shall be included in Gross Sales even though the account may be transferred elsewhere for collection and though the delivery or merchandise sold or the performance of services ordered may be made elsewhere than at the Premises. Every transaction on a deferred payment basis shall be treated as a sale for the full price at the time such transaction is entered into, irrespective of the time for payment or the time when title passes.

B. **Refunds; Sales Tax.**

The term Gross Sales as used herein shall not include (or, if included, there shall be deducted to the extent of such inclusion) the amount of any cash or credit refund in fact made upon sales from the Premises where the merchandise sold or some part thereof is returned by the purchaser and accepted by the Tenant, nor exchanges and transfers of merchandise between stores of Tenant, where made solely for the convenient operation of Tenant's business and not having the effect of consummating a sale made or which would have been made at the Premises, nor returns to shippers nor manufacturers, nor sales of fixtures or equipment after their substantial use in the conduct of Tenant's business in the Premises, nor the amount of any sales, luxury or excise taxes on sales from the Premises, where such taxes are both added to the selling price (or absorbed therein) and paid to the taxing authorities by Tenant (but not by any vendor of Tenant), nor interest on charge accounts or revolving credit accounts.

C. **Tax Returns.**

If Tenant's Gross Sales are required to be reported on any federal, state or municipal sales tax return or any other similar form of return, and Gross Sales as so reported on any of said returns shall exceed the Gross Sales as reported by Tenant, as herein provided, then the Gross Sales shall be taken at the highest figure so reported. If any governmental authority shall increase the Gross Sales reported by Tenant on any such tax return, after audit, for any Lease Year for which such sales have been reported, then Tenant shall notify Landlord promptly of such increase and pay any additional percentage rent due at that time.

ARTICLE IV

REPORTING, RECORDS AND ACCOUNTING

A. Records.

Tenant shall keep at the Premises or at such other place as Landlord may approve in writing complete and accurate books of accounts and records of, but not limited to, all purchases and receipts of merchandise, inventories and all sales and other transactions from which Tenant's Gross Sales at, upon or from the Premises can be determined. Tenant agrees to record all sales, at the time each sale is made, whether for cash or credit, in a cash register or registers containing locked-in cumulative tapes with cumulation capacity satisfactory to Landlord. Tenant shall keep for at least three (3) years following the end of each Lease Year all pertinent original sales books and records, which records shall include (a) daily dated register tapes; (b) serially numbered sales slips; (c) mail orders; (d) telephone orders; (e) settlement report sheets of transactions with sublessees, concessionaires and licensees; (f) records showing that merchandise returned by customers was purchased by such customers at or from the Premises; (g) receipts or other records of merchandise leased, licensed or taken out on approval; (h) duplicate bank deposit slips and bank statements; (i) such other records as would normally be required to be kept and examined by an independent accountant in accordance with accepted auditing practices in performing an audit of Tenant's Gross Sales and (j) all income, sales and occupation tax returns.

B. Statements of Gross Sales.

(1) Tenant shall submit to Landlord on or before the 15th day of each three calendar months month a written statement showing in reasonable detail the Gross Sales in, at or from the Premises for the preceding calendar month.

(2) Tenant shall submit to Landlord on or before the 20th day of the month following the end of each Lease Year a written statement certified by an officer of Tenant showing in reasonable detail the Gross Sales in, at or from the Premises for such preceding Lease Year.

C. Audit.

(1) The acceptance by Landlord of payments of percentage rental shall be without prejudice to Landlord's right to an examination of Tenant's books and records of its Gross Sales and inventories of merchandise on the Premises in order to verify the amount of Tenant's Gross Sales.

(2) At any reasonable time within three (3) years after the receipt of any statement furnished it by Tenant, and upon five (5) days prior written notice to Tenant, Landlord may cause a special audit to be made of Tenant's business affairs and records relating to the Premises for the period covered by such statement. If the books of accounts and records of the Tenant are kept at some location other than the Premises, Tenant agrees, at Tenant's expense, to transport said books and records to the Premises, or at Tenant's option, to some other location selected by the Landlord within Santa Clara County, within five (5) days of such written notice of a special audit. Except as provided in (3) below, the cost of such audit shall be paid by Landlord. Any such special audit performed by a certified public accountant selected by Landlord shall be binding upon the parties.

(3) If it shall be determined as a result of such audit that there has been a deficiency in the payment of percentage rental, then such deficiency shall become immediately due and payable with interest at the rate of one and one-half percent (1-1/2%) per month from the date when said payment should have been made. If the aforementioned deficiency is in excess of two percent (2%) of the rentals theretofore computed and paid by Tenant for the period covered by the audit, Tenant shall also pay to Landlord the cost of the audit, in addition to the rent. If the aforementioned deficiency is in excess of three percent (3%) of the rental theretofore computed and paid by Tenant for the period covered by the audit then such deliberate underreporting shall be a default of this Lease for which Landlord may at its sole discretion terminate this Lease.

INITIALS

(4) Each annual statement of Gross Sales submitted by the Tenant shall become binding upon Landlord three (3) years after delivery thereof to Landlord unless within such three (3) year period Landlord shall cause such special audit to be commenced.

ARTICLE V

REPAIRS AND MAINTENANCE

Landlord shall be under no obligation to make any repairs, alterations or improvements to or upon the Premises or any part thereof at any time except as in this Lease expressly otherwise provided. Landlord shall, at its sole cost and expense, at all times during the term hereof, repair and maintain the roof and exterior walls and structural elements installed or erected by Landlord (not including plate glass, storefronts and doors) on the Premises; provided however, that Tenant shall, at its sole cost and expense, repair to Landlord's satisfaction any and all damage to the roof and exterior walls and structural elements of the Premises resulting from the acts or omissions of Tenant, Tenant's agents or Tenant's employees.

Tenant shall, except as otherwise expressly provided in this Lease, at its sole cost and expense, at all times during the term hereof keep and maintain the Premises, the improvements thereof and appurtances thereto, and every part thereof in good and sanitary order and condition and repair and in compliance with all laws and regulations applicable thereto, and shall do such reasonable periodic painting of the interior and exterior of the Premises as may be required and approved by Landlord. It is understood that the Tenant's obligation hereunder shall include the (without limiting the generality of the foregoing) cleaning, painting and maintenance of the store front, including any canopy or awning thereon. Tenant hereby expressly waives to the full extent permitted by law all right to make repairs at the expense of the Landlord under Sections 1941 and 1942 of the California Civil Code or any amendment thereto or law which may hereafter be passed during the term of this Lease authorizing a tenant to make repairs at the expense of the Landlord. The provisions of this Lease with respect to the improvement, repair and maintenance of the Premises are made as a part of the consideration for rental. *Provided, however, that nothing contained herein shall be construed to require Tenant to make repairs, alterations or improvements to the foundation of the Premises or to any machinery, pipes, lines, condu equipment serving the Premises which are not located therein or which are not for the sole purpose of serving the Premises.

If Tenant, by the terms of this Lease is specifically permitted to either prepare food or sell food from the Premises, Tenant shall maintain a pest control service contract with a maintenance schedule approved by Landlord, and with a contractor that meets the standards established by the Department of Health and is approved by Landlord.

ARTICLE VI

ALTERATIONS

Except as otherwise herein provided, Tenant shall not make or suffer to be made any changes, alterations or additions to the Premises or any part thereof without the prior written consent of Landlord. Any permitted changes, alterations or additions in or to the Premises shall be at Tenant's sole cost and expense and, except for Tenant's trade fixtures, equipment and furnishings, shall become at once a part of the realty and be the sole property of Landlord and unless Landlord requests their removal, shall remain upon and be surrendered with the Premises as a part thereof, without damage or injury. If, during the term hereof, any change, alteration, addition or correction shall be required by any law, rule or regulation of any governmental authority to be made in or to the Premises or any portion thereof, Landlord shall first give its written consent thereto and such change, alteration, addition or correction (except structural changes) shall then be made by Tenant at its sole cost and expense.** In addition to routine repairs, upkeep, and general maintenance of the Premises, Tenant shall re-decorate, re-carpet, re-floor, and provide new fixtures and other equipment so as to maintain a fresh, clean, and modern appearance, said appearance to be determined in the reasonable discretion of Landlord.

** Provided, however, that nothing contained herein shall be construed to require Tenant to perform any structural work which is part of or necessitated by Tenant's improvements. To the best of the Landlord's knowledge the us of the Premises does not, in and of itself as of the date hereof, violate any law, order, regulation or rule referred to in Article II, subsection (d).

at the Premises except structural work

INITIALS

ARTICLE VII

HEATING, VENTILATION AND AIR CONDITIONING ("HVAC")

A. Landlord shall have no obligation to supply any HVAC except as may be set forth Exhibit C, Construction and Improvements, hereto.

B. Tenant hereby agrees to maintain and bear all costs of operation and maintenance of a HVAC equipment or systems serving the Premises. If Property Manager arranges for a gro contract for maintenance of HVAC equipment, Tenant will subscribe at request of Proper Manager to such group contract.

ARTICLE VIII
INSURANCE AND INDEMNITY

A. Indemnity.

Tenant covenants and agrees that neither Landlord nor Shopping Center Manageme Corporation shall at any time or to any extent whatsoever be liable, responsible or in ar way accountable for any loss, injury, death or damage to persons or property or otherwi which at any time may arise in connection with the Premises or be suffered or sustained t Tenant or by any person whosoever may at any time be using or occupying or visiting th Premises or be in, on or about the same, whether such loss, injury, death or damage sha be caused by or in any way result from or arise out of any act, omission or negligence Tenant or of any occupant, subtenant, visitor or user of any portion of the Premises, shall result from or be caused by any other matter or thing. Tenant shall forev indemnify, defend, hold and save Landlord and Shopping Center Management Corporation fr and harmless of, from and against any and all such claims, liability, loss or damag provided that this indemnity shall not extend to damages resulting solely from the acti negligence or wilful misconduct of Landlord or Shopping Center Management Corporation their authorized representatives. The foregoing obligation to indemnify shall inclu indemnification to Landlord and Shopping Center Management Corporation for the retention legal counsel, including Landlord's "in-house" counsel, and investigation costs and other reasonable costs, expenses and liabilities from the first notice that any claim demand is to be made or may be made. Tenant hereby waives all claims against Landlord ar Shopping Center Management Corporation for damages to furnishings, fixtures, Tenant improvements and betterments, goods, wares, merchandise or other property in, upon or abo the Premises, and for injuries to persons in or about the Premises, and for loss of inco or goodwill in connection therewith arising from any cause at any time other than damag resulting from the active negligence or wilful misconduct of Landlord, or Shopping Cent Management Corporation or their authorized representatives.

Without in any way limiting the generality of the foregoing, it is expressly understo that neither Landlord nor Shopping Center Management Corporation shall be liable for inju or damage which may be sustained by the improvements, betterments, person, goods, ware merchandise or property of Tenant, its employees, invitees or customers or any other pers in or about the Premises caused by or resulting from perils including but not limited fire, steam, electricity, gas, water or rain, which may leak or flow from or into any pa of the Premises, or from the breakage, leakage, obstruction or other defects of the pipe sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the sam whether the said damage or injury results from conditions arising upon the Premises or up

other portions of the buil[illegible]ng of which the Premises are a part, or from other sources. Neither Landlord nor Shopping Center Management Corporation shall be liable for any damage arising from any act or neglect of any other Tenant of the Shopping Center.

B. Subrogation.

Notwithstanding any other provision of this Lease, the Landlord and Shopping Center Management Corporation and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord, Shopping Center Management Corporation, or the Tenant, as the case may be, their respective property, the Premises, or its contents or to other portions of the Shopping Center, arising from any risk generally covered by fire and extended coverage insurance; and the parties each, on behalf of their respective insurance companies insuring the property of the Landlord, Shopping Center Management Corporation, or the Tenant against any such loss, waive any right of subrogation that it may have against the Landlord, Shopping Center Management Corporation, or the Tenant, as the case may be.

C. Tenant's Insurance.

Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant or earlier entry by Tenant thereon, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amount specified and in the form hereinafter provided for:

(1) Comprehensive General Liability and Property Damage. Bodily injury and property damage liability insurance with limits of not less than One Million Dollars ($1,000,000.00) per occurrence insuring against any and all liability of the insured with respect to said Premises or arising out of the maintenance, use or occupancy thereof. All such liability insurance and property damage liability insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property in this Article VIII contained.

(2) Plate Glass. Tenant shall be responsible for the maintenance of the plate glass on the Premises but shall have the option either to insure the risk or to self insure.

(3) Boilers. Tenant shall procure and maintain in full force and effect boiler and machinery insurance on all boilers, and other pressure vessels and systems, whether fired or unfired, located in the Premises; and if said objects and the damage that may be caused by them or result from them are not covered by Tenant's extended coverage insurance, then such boiler insurance shall be in an amount not less than Three Hundred Thousand Dollars ($300,000.00).

(4) Tenant Improvements. Insurance covering all of the items specified as "Tenant's Work" in Exhibit C, any other leasehold improvements by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the term of this Lease, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article XIII, Damage and Restoration, hereof. ~~Throughout the term of the Lease, Tenant shall also maintain earthquake insurance on its improvements.~~

(5) Workers Compensation. Tenant shall provide evidence of worker's compensation as required by State Law and employer's liability insurance with limits of not less than Five Hundred Thousand Dollars ($500,000.00).

(6) Coverage Adjustment. If either party shall at any time deem the limits of any of said insurance then carried to be either excessive or insufficient, the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then carried and such insurance shall thereafter be carried with thelimits thus agreed upon until further change pursuant to the provisions of this subparagraph. If the parties shall be unable to

agree thereon, the proper and reasonable limits for such insurance then to be carried shall be determined by arbitration in accordance with the rules of the American Arbitratio Association, but in no event less than the coverages set forth above; provided, howeve Tenant shall maintain such insurance at the level that Landlord has requested until ther is a final decision in the arbitration, at which time the Tenant shall maintain the leve of insurance determined by the arbitration.

(7) Policy Form. All policies of insurance provided for herein shall be issued b insurance companies with general policyholders' rating of not less than A and a financia rating of (X) as rated in the most current available "Best's Insurance Reports", an qualified to do business in the State of California, and shall be issued in the names o the Landlord, Tenant, Shopping Center Management Corporation and such other persons o firms as Landlord specifies from time to time. Such policies shall be for the mutual an joint benefit and protection of Landlord, Tenant and others hereinabove mentioned, an executed copies of such policies of insurance or certificates thereof shall be delivered t the Landlord within ten (10) days prior to the delivery of posession of the Premises t Tenant and thereafter within thirty (30) days prior to the expiration of the term of suc policy. All public liability and property damage policies shall contain a provision tha the Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees b reason of the negligence of the Tenant. As often as any policy shall expire or terminate renewal or additional policies shall be procured and maintained by the Tenant in lik manner and to like extent. All such policies of the insurance shall provide that th company writing said policy will give to the Landlord thirty (30) days notice in writing i advance of any cancellation or lapse or the effective date of any reduction in the amount of insurance. All public liability, property damage and other casualty policies shall b written as primary policies, not contributing with and not in excess of coverage which th Landlord may carry.

D. Blanket Policy.

Notwithstanding anything to the contrary contained within this Article VIII, th Tenant's obligations to carry the insurance provided for herein may be brought within th coverage of a so-called blanket policy or policies of insurance carried and maintained b the Tenant, provided however, that the Landlord, Shopping Center Management Corporation and others hereinabove mentioned shall be named as additional insureds thereunder as thei interests may appear and that the coverage afforded the Landlord and Shopping Cente Management Corporation will not be reduced or diminished by reason of the use of suc blanket policy of insurance, and provided further that the requirements set forth herei are otherwise satisfied. The Tenant agrees to permit the Landlord or Shopping Cente Management Corporation at all reasonable times to inspect the policies of insurance of th Tenant covering risks upon the Premises for which policies or copies thereof are no required to be delivered to the Landlord.

E. Landlord's Insurance.

Landlord shall maintain in effect, provided it is obtainable, a policy or policies o property insurance covering the Shopping Center, providing protection against peril included within the classification "Fire and Extended Coverage" in the amount of ninet percent (90%) of the insurable replacement cost thereof. Nothing herein shall requir Landlord to carry any insurance with respect to risks or property required to be insured b Tenant under this Lease, or with respect to any improvements or fixtures in the Shoppin Center which have been constructed or installed by or at the expense of any other tenant i the Shopping Center.

Tenant agrees that it will not at any time, during the term of this Lease, carry an stock of goods or do anything in or about the Premises which will in any way tend t increase the insurance rates upon the building of which Premises are a part. Tenant agree to pay to the Landlord forthwith upon demand the amount of any increase in premiums fo insurance against loss by fire that may be charged during the term of this Lease on an insurance carried by Landlord in the building of which the Premises are a part resultin from the foregoing or from Tenant doing any act in or about said Premises which does s increase the insurance rates, whether or not the Landlord shall have consented to such act

ARTICLE IX

COMMON AREA

A. Definition.

All areas within the boundaries of the Shopping Center as such boundaries may be set by Landlord from time to time, as are not now or hereafter held for exclusive use by Landlord or by any other person entitled to occupy floor space in the Shopping Center, including without limiting the generality of the foregoing, private access and perimeter roads, parking areas and structures (above ground level, ground level, below ground level), driveways, truckways, delivery passages, elevators and escalators, loading docks, sidewalks, ramps, open and enclosed courts and malls, landscaped and planted areas, exterior stairways, bus stops, retaining walls, restrooms not located within the premises of any tenant, and other areas and improvements provided by Landlord for the common use of Landlord and Tenants and their respective employees and invitees, shall be deemed Common Area. Landlord may make changes any time and from time to time in the size, shape, location, number and extent of the Common Area, and no such change shall entitle Tenant to any abatement of rent or damages.

B. Use.

Tenant and its employees and business invitees shall be entitled to use the Common Area during the term of this Lease, in common with Landlord and with other persons authorized by Landlord from time to time to use such area, subject to such reasonable rules and regulations relating to such use as Landlord and/or the Property Manager may from time to time establish. Tenant expressly covenants that its use of the Common Area shall comply with such rules and regulations, including without limitation those established for shipping, receiving, loading and unloading merchandise. Anything in this Lease to the contrary notwithstanding, it is expressly understood and agreed that the designation or use from time to time of portions of the Shopping Center Common Areas shall not restrict the Landlord's use of such areas for such purposes as Landlord shall determine.

C. Control of Common Area.

(1) Landlord may hire an independent contractor ("the Property Manager") and may cause the Property Manager to operate, manage, equip, police, light, repair, clean, and maintain the Common Area in such a manner as Landlord may in its sole discretion determine to be appropriate. The Landlord or the Property Manager may temporarily close any Common Area for repairs or alterations, to prevent a dedication thereof or the accrual of prescriptive rights therein, or for any other reason deemed sufficient by Landlord.

(2) The Landlord and its Property Manager shall at all times during the term of the Lease have the sole and exclusive control of all of the Common Area, and may at any time and from time to time during the term hereof restrain any use or occupancy thereof except as authorized by the rules and regulations for the use of such areas established by Landlord or the Property Manager from time to time. The rights of Tenant in and to the Common Area shall at all times be subject to the rights of Landlord, the other tenants of Landlord and the other owners of stores in the Shopping Center to use the same in common with Tenant, and Tenant shall keep said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation. If in the opinion of Landlord unauthorized persons are using any of said areas by reason of the presence of Tenant in the Shopping Center, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Nothing herein shall effect the right of Landlord at any time to remove any such unauthorized person from the Common Area nor to prohibit the use of any of said areas by unauthorized persons.

(3) Tenant and its employees shall park their vehicles only in those portions of the parking area from time to time designated by Landlord or the Property Manager. Tenant shall furnish Landlord or its Property Manager with a list of its and its employees' vehicle license numbers within fifteen (15) days after taking possession of the Premises and Tenant shall thereafter notify Property Manager of any change in such list within five (5) days after such change occurs. Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. If Tenant or its employees park in other than such

designated parking areas then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten Dollars ($10.00) per day for each day or partial day such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord and its Property Manager at Tenant's sole expense to tow away from the Shopping Center any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicle.

(4) If Landlord or its Property Manager elects to limit or control parking by customers or invitees of the Shopping Center, whether by validation of parking tickets or any other method of payment or assessment, Tenant agrees to participate in such validation, payment or assessment program under such reasonable rules and regulations as are from time to time established by Landlord or its Property Manager with respect thereto.

D. Common Area Costs.

Tenant shall pay to Landlord, in the manner and at the time provided below, Tenant's proportionate share, as defined below, of all costs and expenses incurred in the operation, repair and maintenance of the Common Area during the term of this Lease. Such sums shall be received by Landlord. Such costs and expenses shall include, without limiting the generality of the foregoing, gardening, landscaping, repaving, restriping, costs of public liability, property damage, vandalism and malicious mischief, and other insurance, real property taxes and assessments (as defined in Section V. C. of the Specific Lease Provisions, but applicable to the Common Area), repairs, utilities, painting, lighting, cleaning, trash removal, awning and banner maintenance (except those required to be maintained by tenants), depreciation of equipment, security, fire protection, public address/music system, directory revisions, the cost of any charge or surcharge imposed by any governmental agency on or with respect to transit or automobile usage or parking facilities, the cost of operation of private transit system (if any) serving the Shopping Center, any similar items, and the management fee or similar charge of the Property Manager in an amount not exceeding fifteen percent (15%) of the items heretofore enumerated. Such costs and expenses shall not include any allowance for depreciation of Common Area improvements.

E. Proportionate Payment.

(1) Tenant's proportionate share of such Common Area costs shall be that proportion thereof which the Gross Leasable Area of the Premises bears to the Gross Leasable Area of all the Premises from time to time occupied by tenants in the Shopping Center, but in no event shall the denominator of such proportion be less than ninety percent (90%) of the actual Gross Leasable Area in the Center whether or not occupied. Gross Leasable Area is the total floor area designed for tenant occupancy and exclusive use, including basements, mezzanines and upper floors, if any, and is measured from the center line of joint partitions and from outside wall faces.

(2) Property Manager shall establish a fiscal year basis for estimation, accrual and payment of Common Area costs. Each such fiscal year or portion thereof occuring during the term hereof is hereby defined as being an "Assessment Year". Prior to the commencement of each Assessment Year, Property Manager shall give Tenant a written estimate of Tenant's share of such Common Area costs for the ensuing Assessment Year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance. Within ninety (90) days after the end of each Assessment Year, Property Manager shall furnish to Tenant a statement showing in reasonable detail the costs and expenses incurred for the operation and maintenance of the Common Areas during such Assessment Year, and Landlord and Tenant shall within thirty (30) days make any payment or allowance neccessary to adjust Tenant's estimated payment to Tenant's actual proportionate share of Common Area costs as shown by such statement. Any amount due Tenant shall be credited against installments next coming due under this Article. If the first and last Assessment Years are less than twelve (12) full months, Tenant shall pay a prorata portion of the sum which would have been payable if the Assessment Year had extended throughout the applicable fiscal year.

F. Property Manager.

Notwithstanding anything elsewhere herein, Landlord may elect at any time to be the Property Manager without the necessity of hiring an independent contractor as Property Manager.

ARTICLE X

SIGNS, ADVERTISING

A. Consent Required.

Without the written consent of Landlord, Tenant shall not place or permit to be placed any sign, advertisement, notice, marquee or awning on the front of the Premises. Landlord hereby reserves the exclusive right to the exterior sidewalls, rear walls and roof of the Premises. Without the written consent of Landlord, Tenant shall not place or permit to be placed anything on any of said reserved areas.

B. Removal.

Upon request of Landlord, Tenant immediately shall remove any sign, advertisement, notice or decoration that Tenant has placed or permitted to be placed on or about the outside of the Premises or inside the Premises within ten (10) feet of any door or window, and that is objectionable or offensive in the opinion of Landlord. If Tenant shall fail so to remove any such sign or decoration, then Landlord may enter upon the Premises and remove same.

C. Prohibited Practices.

Tenant shall not, without the written consent of Landlord, use in or about the Premises any advertising or promotional media such as searchlights, loud speakers, phonographs, or other similar visual or audio media, nor shall Tenant solicit business in, upon or about the Common Area, nor distribute any handbills or other advertising or promotional media in or to vehicles parked in, upon or about said Common Area.

D. Name of Shopping Center.

Tenant shall use the name of the Shopping Center in its advertising of the business conducted by Tenant upon the Premises. Landlord shall have the right to change the name of the Shopping Center upon not less than ninety (90) days prior written notice to Tenant. Tenant agrees that the name "Stanford Shopping Center" or any other name for the Shopping Center, as used in connection with the Shopping Center, shall be the sole property of and belong to Landlord. From and after the termination or expiration of the term of this Lease for any reason whatsoever, Tenant shall cease using the name "Stanford Shopping Center" or any other name of the Shopping Center for any purpose.

E. Use of Stanford Name.

Except that it may use the name "Stanford Shopping Center", Tenant shall not use the name "Stanford" or "Stanford University" or any related name, trademark, tradename or symbol thereof in connection with any advertising, sign, promotion, publicity or transaction without the express prior written consent of Landlord.

ARTICLE XI

MERCHANTS ASSOCIATION

Tenant agrees that it shall forthwith join the merchants association designated by Landlord (herein called the "Merchants Association"), and shall remain a member in good standing of the Merchants Association during the term and any extensions hereof and shall abide by the bylaws and regulations thereof including the timely payment of all dues and assessments required of the members thereof. Landlord may at any time discontinue the existence of the Merchants' Association.

ARTICLE XII

EMINENT DOMAIN

A. Total Condemnation.

If the whole of the Premises shall be taken for a public or quasi-public use or purpose under the power of eminent domain, the term of this Lease shall terminate as of the date actual physical possession thereof shall be so taken.

B. Partial Condemnation.

(1) If any portion of the Premises shall be taken for a public or quasi-public use or purpose under the power of eminent domain and such partial taking may reasonably be construed to render the remainder of the Premises unsuitable for the business of Tenant, Tenant shall be entitled either to elect to cancel and terminate this Lease, or to remain in possession of the remainder of the Premises not so taken; provided however, that Tenant shall give Landlord written notice of its said election within ten (10) days after the date of such actual taking, and failing so to do Tenant shall be deemed to have elected to remain in possession. If Tenant shall elect or be deemed to have elected to remain in possession, or if the portion of the Premises so taken shall not be so extensive as may reasonably be construed to render the remainder of the Premises unsuitable for the business of Tenant, then and in either such event, if any portion of the total award is made for the taking of any portion of the improvements constituting the Premises, Landlord shall (but only out of and not exceeding such portion of the award received by Landlord for or on account of such taking of said improvements) repair, reconstruct or restore the remainder of the Premises (including the building which is a part thereof) to their condition as it existed immediately prior to such taking (and Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof) and, except as otherwise herein provided, this Lease shall continue in all respects in full force and effect.

(2) If more than fifteen percent (15%) of the floor area of the building in which the Premises are located, or more than fifteen percent (15%) of the Common Area within the Shopping Center (in either case without necessarily affecting the Premises) be taken under the power of eminent domain, Landlord, may, by notice in writing to Tenant delivered on or before the day of surrendering possession to the public authority, terminate this Lease.

C. **Abatement of Rent.**

(1) **Minimum Rental.** If any portion of the Premises shall be taken for a public or quasi-public use or purpose and Tenant shall elect or be deemed to have elected to remain in possession as hereinabove provided, or if the portion of the Premises so taken shall not be so extensive as may reasonably be construed to render the remainder of the Premises unsuitable for the business of Tenant, then, and in either such event, the minimum rental shall be adjusted as follows:

(a) During the period between the date of such actual taking and the completion of said repairs, reconstruction or restoration, Tenant shall be required to pay only such portion of the minimum rental equal to the proportion thereof which the number of square feet of Gross Leasable Area in the Premises remaining in the tenantable condition during such period bears to the total number of square feet of Gross Leasable Area in the Premises immediately prior to such taking.

(b) Upon completion of said repairs, reconstruction or restoration, and thereafter throughout the remainder of the term of this Lease, the minimum rental reserved herein shall be equitably reduced in the same proportion which the number of square feet of Gross Leasable Area in the Premises so taken bears to the total number of square feet of Gross Leasable Area in the Premises immediately prior to such taking.

(2) **No Other Abatement.** Except for the abatement in the minimum rental expressly hereinabove provided for, there shall be no reduction, change or abatement of any rental or other charge payable by or on the part of Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same; and in no event shall there be any reduction, change or abatement of any rental or other charge whatsoever hereunder until such time as there shall have been an actual taking of physical possession of a portion of the Premises.

D. **Damages Awarded**

All damages awarded or other sums or awards paid on account of any condemnation or taking under the power of eminent domain shall belong to and shall be the sole property of Landlord, whether such damages or other sums are awarded as compensation for loss or diminution in value of the leasehold, or for the fee underlying the Premises or otherwise. Tenant in no event shall have any claim whatsoever against Landlord for loss or diminution in value of the leasehold or for the value of any unexpired term of this Lease, Tenant hereby expressly waiving any such right or claim; provided however, that Tenant shall be entitled to receive any award or portion thereof expressly made for the taking of any of Tenant's movable furniture, fixtures and equipment under the power of eminent domain, and for damages thereto caused thereby and for any cost to which Tenant might be put in removing Tenant's property.

E. **Effect of Termination.**

If this Lease is cancelled or terminated pursuant to any of the provisions of this Article XII, all rentals and other charges payable on the part of Tenant to Landlord hereunder shall be paid either as of the date upon which actual physical possession shall be taken by the condemnor, or as of the date upon which Tenant ceases doing business in, upon or from the Premises, whichever last occurs; and the parties shall thereupon be released from all further liability hereunder, except that Landlord shall make an equitable refund to Tenant of any unearned, unused or unappropriated advance rental or Deposit Amount and other charges theretofore paid by Tenant to Landlord hereunder.

F. **Voluntary Sale.**

A voluntary sale of all or any part of the Premises, or the Common Area in the Shopping Center by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Article XII.

(6) Tenant and Landlord expressly acknowledge and agree that the purpose of this Lease is to give the Tenant named herein the use of the Premises for the business described in Section III of this Lease; and to give and reserve for the Landlord all profits derived from the operation and ownership of the realty, including rent and any profits from an increase in the value of the Lease. Therefore, if Tenant assigns its interest in this Lease, both of the following shall apply:

(a) The minimum rental specified in Section V A shall be increased effective as of the date of such assignment to the higher of (i) an amount equal to the total of the minimum annual rental, then applicable, plus the percentage rental owed by Tenant pursuant to this Lease during the highest grossing prior Lease Year, or (ii) an amount equal to the minimum annual rental specified in Section V A as adjusted as described in subarticle XIV, A. (7), below; provided, however, in no event shall the minimum annual rental after such assignment be less than the minimum rental specified in Section V A.

(b) Prior to or concurrent with such assignment, Tenant shall pay to Landlord a sum equal to the consideration received for the assignment of the remaining term of this Lease, as reduced by the unamortized book value of improvements owned and paid for by Tenant but affixed to the Premises depreciated on a straight-line basis over the term of this Lease.

(7) The adjustment described in subarticle XIV A. (6) above shall be as follows:

The base for computing the adjustment is the Consumer Price Index for Urban Wage Earners and Clerical Workers (base year 1982-84=100) U. S. City Average published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which was in effect on the Commencement Date ("Beginning Index"). The Index published most immediately preceding the adjustment date in question ("Assignment Index") is to be used in determining the amount of the adjustment. If the Assignment Index has increased over the Beginning Index, the minimum annual rental shall be set by multiplying the minimum annual rental set forth in Section V A by a fraction, the numerator of which is the Assignment Index and the denominator of which is the Beginning Index. On such adjustment of the minimum annual rental, the parties shall immediately execute an amendment to this Lease stating the new minimum annual rental.

If the Index is changed so that the base year differs from that in effect when the term commenced, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

(8) If Tenant requests Landlord to consent to a proposed assignment, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises, Tenant shall accompany such request with a certified check in the amount of Five Hundred Dollars ($500.00) to reimburse Landlord for administrative and legal expenses associated with the review and preparation of legal documents. For the convenience of the parties, Landlord has set a minimum fee to be paid by Tenant for each such request. Any such set fee, once set, may be adjusted for changes in an appropriate consumer price index. Upon request from Tenant, Landlord shall notify Tenant of the then applicable set fee, if any.

B. Involuntary Assignments; Bankruptcy, Insolvency; Etc.

(1) Neither this Lease nor the leasehold estate of Tenant nor any interest of Tenant hereunder in the Premises shall be subject to involuntary assignment, transfer or sale by operation of law in any manner whatsoever and any such attempted involuntary assignment, transfer or sale shall be void and of no effect.

(2) Without limiting the generality of the provisions of the preceding subparagraph (1), Tenant covenants and agrees that if any proceedings under the Bankruptcy Act or any amendment thereto be commenced by or against the Tenant, and, if against the Tenant, said proceedings shall not be dismissed within ninety (90) days; or if the Tenant be adjudged insolvent or make an assignment for the benefit of its creditors, or if a

writ of attachment or execution be levied on the leasehold estate hereby created and be not released or satisfied within forty-five (45) days thereafter, or if a receiver be appointed in any proceeding or action to which the Tenant is a party, with authority to take possession or control of the Premises or the business conducted thereon by the Tenant, and such receiver be not discharged within a period of forty-five (45) days after his appointment, any such event or any involuntary assignment prohibited by the provisions of the preceding subparagraph (1) shall be deemed to constitute a breach of this Lease by Tenant and shall, at the election of Landlord, but not otherwise, ipso facto, and without notice or entry or other action of Landlord terminate this Lease and also all rights of Tenant under this Lease and in and to the Premises and also all rights of any and all persons claiming under Tenant.

C. Successors and Assigns.

Subject to the foregoing provisions of this Article XIV, this Lease shall inure to the benefit of and shall apply to the respective heirs, executors, administrators, legal representatives, successors and assigns of Landlord and Tenant, and all references in this Lease to "Tenant" shall be deemed to refer to and include such succesors and assigns of Tenant without specific mention of such successors or assigns.

D. Right of First Refusal.

Landlord shall have a right of first refusal in connection with any proposed assignment of this Lease.

If at any time Tenant proposes to sell and assign the Lease then Tenant first shall deliver to Landlord a written notice (the "Offer") granting to Landlord a right of first refusal with respect to such proposed sale and assignment. The Offer shall be in writing and shall set forth the proposed price and other terms and conditions of such sale and assignment and the identity of the proposed assignee(s).

Landlord shall thereafter have the option to purchase the Lease at the same price and on the same other terms of such proposed assignment as set forth in the Offer. Landlord shall exercise said option by notice in writing to Tenant not later than fifteen (15) days after actual receipt by Landlord of the Offer. If such option to purchase is exercised by Landlord, then Tenant shall sell the Lease to Landlord at the price and on the terms specified in the Offer. If Landlord fails to exercise such option to purchase the Lease within such fifteen (15) days after actual receipt of the Offer, Tenant may sell the Lease (subject to the provisions of this Article XIV of the Lease), to an assignee who assumes its terms, conditions, obligations and covenants, but only at a price at least equal to the price specified in the Offer and on the other terms specified in the Offer and only within three (3) months after the expiration of such fifteen (15) days period from receipt by Landlord of the Offer.

If Landlord fails to exercise any option granted to it under this Subarticle D., then a proposed subsequent similar or dissimilar transaction will again be subject to Landlord's right of first refusal as herein contained.

ARTICLE XV

RIGHT OF ACCESS

A. Notices, Inspection and Liability.

Landlord, and its authorized agents and representatives, shall be entitled to enter the Premises at all reasonable times for the purpose of serving, posting or keeping posted thereon such notices as Landlord may deem necessary or appropriate for protection of Landlord, its interests or the Premises for the purpose of inspecting the Premises or any portion thereof; and for the purpose of making necessary repairs to the Premises and performing any work therein or thereon which Landlord may elect, or be required, to make hereunder, or which may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public

authority or any applicable standards that may from time to time be established by the Board of Fire Underwriters, the Fire Protective Association, the applicable Fire Rating Bureau, or any similar body, or which Landlord may deem necessary or appropriate to prevent waste, loss, damage of or deterioration to or in connection with the Premises. Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work of repair, maintenance, reconstruction or restoration which, under any provision of this Lease, is required to be done by Tenant; and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to do the same. Landlord may, during the progress of any work on the Premises, keep and store upon the Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or quiet enjoyment, or other damage or loss to tenant by reason of making such repairs or performing any such work upon the Premises or on account of bringing materials, supplies and equipment into, upon or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever, provided that Landlord shall in connection with the performance of any such work cause as little inconvenience, disturbance or other damage or loss to Tenant as may be reasonably possible under the circumstance.

B. Sale and Leasing.

Landlord, and its authorized agents and representatives, shall be entitled to enter the Premises at all reasonable times during business hours for the purpose of exhibiting the same to prospective purchasers and, during the final thirty (30) days of the term of this Lease, Landlord shall be entitled to exhibit the Premises for hire or for rent and to display thereon in such manner as will not unreasonably interfere with Tenant's business the usual "For Rent" or "For Lease" signs, and such signs shall remain unmolested on the Premises.

ARTICLE XVI

DEFAULTS; REMEDIES

A. Defaults.

The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(1) The failure by Tenant to make any payment of rent, additional rent, or other payment required to be made by Tenant, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Sec. 1161.

(2) Any breach of any provision of Section III of the Specific Lease Provisions.

(3) The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the premises for five (5) days or longer while in default of any provisions of this Lease.

(4) The occurrence of any event which constitutes a breach of Article XIV., Assignment and Subletting; Bankruptcy, Insolvency, Etc., hereof.

(5) The placing of all or substantially all of the assets of any guarantor of this Lease (hereinafter referred to as "Guarantor") in the hands of a receiver or trustee, or if the Guarantor should make an assignment for the benefit of creditors or be finally adjudicated insolvent or a bankrupt, or if the Guarantor should institute any proceedings under the Bankruptcy Act as the same now exists or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein the Guarantor seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of

arrangement, liquidation, composition or reorganization, or if any involuntary proceeding should be filed against the Guarantor under any such law or act and such proceeding not be removed within ninety (90) days thereafter.

(6) The failure by Tenant to observe or perform any of the other express or implied covenants or provisions of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Sec. 1161; provided further, that if the nature of Tenant's default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion.

(7) Recurring or habitual late payment of rent or other curable defaults or breaches by Tenant are damaging and detrimental to Landlord, both as a matter of administration of the Shopping Center and as a matter of economics. Therefore, if during any period of 12 consecutive calendar months, 3 or more separate defaults occur (whether curable defaults or not) for which Landlord issues a "habitual default notice" (as hereinafter defined) to Tenant, Tenant shall be deemed to be in default of this Lease and such default shall not be curable (a "non-curable default"). Landlord shall have and may exercise all of the rights and remedies available to Landlord by law and as specified in this Lease with regard to any such non-curable default. If the provisions of California Code of Civil Procedure Sec. 1161 do not apply to, or are not available for, a non-curable default, Landlord may nevertheless exercise any of the rights and remedies otherwise available to Landlord. For purposes hereof, a "habitual default notice" shall mean and include any written notice, letter or communication from Landlord to Tenant which reasonably notifies or draws Tenant's attention to the fact that Tenant is then in default under, or in breach of, this Lease and that said default is considered by Landlord to be one which constitutes a portion of a non-curable default.

B. **Remedies.**

(1) In the event of any such default by Tenant as defined herein, Landlord may exercise any or all of the following remedies:

(a) Landlord can terminate Tenant's right to possession of the Premises by written notice at anytime. If Landlord gives such written notice, then on the date specified in such notice this Lease shall terminate and Lessee's right of possession shall terminate. No act by Landlord other than giving such written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

(i) The worth at the time of the award of the unpaid rent and other charges that had been earned or owed to Landlord at the time of termination of this Lease; and

(ii) The worth at the time of the award of the amount by which (a) the unpaid rent and other charges that would have been earned or owed to Landlord after the date of termination of this Lease until the time of award exceeds (b) the amount of such rental loss that Tenant proves could have been reasonably avoided; and

(iii) The worth at the time of the award of the amount by which (a) the unpaid rent and other charges for the balance of the term after the time of the award exceeds (b) the amount of such rental loss that Tenant proves could have been reasonably avoided; and

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, which, without limiting the generality of the foregoing,

includes any costs or expenses incurred by Landlord in recovering possession of the Premises, in maintaining or preserving the Premises after such default, preparing the Premises for reletting to a new tenant, any repairs or alterations to the Premises for such reletting, leasing commissions, attorney's fees, architect's fees and any other costs necessary or appropriate either to relet the Premises or to adapt them to another beneficial use by Landlord. Landlord shall have the right of indemnification for liability arising prior to the termination of this Lease for personal injuries or property damage.

As used in subparagraphs (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (iii) above, "the worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%) per annum.

(b) To the extent not inconsistent with either the laws of the State of California or the right of Landlord to consent to assignments (as provided in Article XIV), the Landlord may, in any lawful manner, re-enter and take possession of the Premises without terminating this Lease or otherwise relieving Tenant of any obligation hereunder. Landlord is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of the Tenant, to incur such expenses as may be necessary to affect a relet, and make said relet for such term or terms, upon such conditions and at such rental as Landlord in its sole discretion may deem proper. Until the Premises are relet by Landlord, if at all, Tenant shall pay to Landlord all amounts required to be paid by Tenant thereunder. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, by expiration of the term hereof or otherwise, to recover them by legal action or in any other manner. Landlord may execute any Lease made pursuant hereto in its own name, and the Tenant thereunder shall be under no obligation to see to the application by Landlord of any rent or other proceeds by Landlord, nor shall Tenant have any right to collect any such rent or other proceeds. Landlord shall not by any re-entry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

(c) To the extent not inconsistent with either the laws of the State of California or the right of Landlord to consent to assignments or subleases, even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under this Lease.

(d) In the event any personal property of Tenant remains at the Premises after Tenant has vacated, it shall be dealt with either as agreed to by the parties (including as may be agreed to elsewhere in this Lease) or in accordance with the statutory procedures established in California Civil Code, Sections 1980 et seq. or any subsequent procedures established by law to deal with the disposition of personal property of Tenant remaining on the Premises after Tenant has vacated.

(e) Landlord may exercise any other remedy or right now or hereafter available to a landlord against a defaulting tenant under the law of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.

(2) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default by Tenant hereunder.

(3) Any legal action by Landlord to enforce any obligation of Tenant or in the pursuance of any remedy

hereunder shall be deemed timely filed if commenced at any time prior to one (1) year after the expiration of the term hereof or prior to four (4) years after the cause of action accrues, whichever period expires later.

(4) In any action of unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be deemed to be the greater of the amount of rent and additional charges reserved in this Lease for such period or the actual rent and additional charges paid for the comparable period of the preceding year, unless Landlord or Tenant shall prove to the contrary by competent evidence.

(5) Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Secs. 1174 or 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default by Tenant hereunder.

(6) The various rights and remedies reserved to Landlord herein, including those not specifically described herein, shall be cumulative, and, except as otherwise provided by California statutory law in force and effect at the time of the execution hereof, Landlord may pursue any or all of such rights and remedies, whether at the same time or otherwise.

(7) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Tenant hereunder.

C. **Determination of Rent.**

For the purposes of this Article XVI, the rent due for any calendar month after re-entry by Landlord shall be deemed to be the highest average monthly rent, including any percentage rental, additional rental and other charges, which shall have been payable for any consecutive twelve (12) month period prior to such re-entry.

D. **Acceptance of Rent Not a Waiver.**

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of the Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

E. **Default by Landlord.**

Landlord shall not be deemed to be in default in the performance of any obligation required of it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying where Landlord has failed to perform such obligation; provided however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance then Landlord shall not be deemed in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

ARTICLE XVII

LIENS

A. Tenant covenants to keep the Premises and every part thereof and the building and other improvements thereon free and clear of any and all mechanics', materialmen's and other liens for work or labor done, services performed, or materials, appliances or power contributed, used or furnished to be used in or about the Premises for or in connection with any operations of the Tenant, or any alteration, work, construction

improvement, repairs or additions which Tenant may make or permit to be made on or about the Premises, and at all times promptly and fully to pay and discharge any and all claims upon which any such lien may or could be based and to save and hold the Landlord and the Premises and the building and improvements thereon free and harmless of any and all such liens and claims of liens and suits or other proceedings pertaining thereto. Tenant covenants to give Landlord written notice seven (7) calendar days in advance of commencing any permitted alteration, addition or improvement so that Landlord may post notice of Landlord's nonresponsibility. Tenant further agrees that, if so requested by Landlord, it will obtain, at Tenant's sole expense, a bond sufficient to protect the Premises against any mechanics', materialmen's or other lien of the type hereinabove described in this Article XVII A. See Rider C, page 23(a).

B

B. No mechanics' or materialmen's liens or mortgages, deeds of trust, or other liens of any character whatsoever created or suffered by Tenant shall in any way, or to any extent, affect the interest or rights of Landlord in the building or other improvements on the Premises or attach to or affect its title to or rights in said Premises.

ARTICLE XVIII

EXPENDITURES BY LANDLORD

Whenever under any provision of this Lease Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Landlord shall be entitled but shall not be obligated to make any such payment or expenditure, or do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant, and in such event the amount thereof with interest thereon as hereinafter provided shall be deemed additional rental hereunder and shall be added to and deemed a part of the next installment of rent thereafter becoming due from Tenant to Landlord hereunder. All such amounts shall bear interest at the rate of prime plus two (2%) percent per annum until repayment by Tenant in full.

ARTICLE XIX

INDEMNIFICATION FOR VIOLATION OF LAW

Tenant hereby agrees to comply with all applicable laws, ordinances and regulations and covenants to indemnify, save and hold Landlord and the Premises free, clear and harmless from any and all liability, loss, costs, charges, penalties, obligations, expenses, reasonable attorney's fees, litigation, judgements, damages, claims and demands of any kind whatsoever, including, without limitation, reasonable attorney's fees, in connection with, and arising out of or by reason of, any violation of law, ordinance or regulation by Tenant, its agents and employees, in or about the Premises or any portion thereof during the term of this Lease.

ARTICLE XX

FORCE MAJEURE

Whenever a day is appointed herein on which, or a period of time is appointed within which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such party is prevented from, or is unreasonably interfered with, the doing or completion of such act, matter or thing because of strikes, lock-outs, embargoes, unavailability of labor or materials, wars, insurrections, rebellions, civil disorder, declaration of national emergencies, acts of God, or other causes beyond such party's reasonable control (financial inability excepted); provided however, nothing contained in this Article XX shall excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder except as may be expressly provided elsewhere in this Lease.

The next page is 23(a).

RIDER C B

INITIALS

Notwithstanding the foregoing, Tenant shall have a right to protest any such liens and in such event adequately protect Landlord's interest with a bond sufficient to protect the Premises. The provisions of subparagraph (A) of this Article XVII shall not apply to any lien of any lender in connection with the leasing or financing of Tenant's fixtures, furnishing, equipment, inventory and/or other personal property.

ARTICLE XXI

SUBORDINATION

A. Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any conditions, renewals, extensions, or replacement thereof, now or hereafter placed, charged or enforced against any interest of Landlord, in this Lease and the leasehold estate thereby created, the Premises or the land, building or improvements included therein or of which the Premises are a part, and deliver (but without the cost to Tenant) at any time and from time to time upon demand by Landlord such documents as may be required to effectuate such subordination, and if Tenant shall fail, neglect or refuse to execute and deliver any such document within ten (10) days after receipt of written notice so to do and the receipt by Tenant of the document to be executed by it, Tenant hereby appoints Landlord, its successors and assigns, the attorney-in-fact of Tenant irrevocably to execute and deliver any and all such documents for and on behalf of Tenant; provided however, that Tenant shall not be required to effectuate such subordination, nor shall Landlord be authorized to effect such subordination on behalf of Tenant, unless the mortgagee or trustee named in such mortgage, deed of trust or other encumbrance shall first agree in writing, for the benefit of Tenant, that so long as Tenant is not in default under any of the provisions, covenants or conditions of this Lease on the part of Tenant to be kept and performed, that neither this Lease nor any of the rights of Tenant hereunder shall be terminated or modified or be subject to termination or modification, nor shall Tenant's possession of the Premises be disturbed or interfered with, by any trustee's sale or by an action or proceeding to foreclose said mortgage, deed of trust or other encumbrance.

B. If the mortgagee or beneficiary of any such mortgage or deed of trust elects to have this Lease a prior lien to its mortgage or deed of trust, then and in such event upon such mortgagee or beneficiary giving written notice to Tenant to that effect, this Lease shall be deemed prior to the lien of such mortgage or deed of trust whether this Lease is dated or recorded prior to or subsequent to the date of recordation of such mortgage or deed of trust.

C. Should a lender advancing funds to Landlord for the purpose of financing the Shopping Center or a prospective purchaser of the Shopping Center or any part thereof require financial statements relating to Tenant, Tenant shall submit to such lender or prospective purchaser the required balance sheets and profit and loss statements, and shall keep such reports current so long as such lender or prospective purchaser shall require.

ARTICLE XXII

HOLDING OVER

If Tenant shall hold over or remain in possession of the Premises with the consent of Landlord after the expiration of the stated term of this Lease, or any written extension or renewal of the term of this Lease, such holding over or continued possession shall create a tenancy from month to month only, subject to all the conditions, provisions, and obligations of this Lease insofar as they are applicable to a month to month tenancy, except that Tenant shall pay Landlord for rent during such holding over, an amount that is double all minimum and percentage rent paid Landlord for the prior Lease Year, such amount to be divided by twelve (12) and then paid monthly, in advance on the first of each month to Landlord. Tenant shall not pay any percentage rent during any holdover period pursuant to Section V of the Lease, as percentage rent otherwise due Landlord will be included in the doubled rent payment provided for above.

ARTICLE XXIII

OFFSET STATEMENT

Tenant agrees at any time and from time to time during the term of this Lease, within ten (10) days after demand therefor by Landlord, to execute and deliver to Landlord or to any proposed mortgagee, trustee, beneficiary or purchaser, a certificate in recordable form certifying that this Lease is in full force and effect, that the Lease is unmodified, or if modified stating any such modifications, that there are no defenses or offsets thereto, or stating such defenses or offsets as are claimed by Tenant, that Landlord has fulfilled all obligations to Tenant theretofore accruing, or stating which obligations have not been fulfilled if any are claimed by Tenant, that Tenant has no notice of a prior assignment, hypothecation or pledge of rents of said Lease, or stating what notices have been received, and the date to which all rentals have been paid.

ARTICLE XXIV

CANCELLATION NOT MERGER

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination thereof by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord shall either terminate any or all existing subleases or subtenancies hereunder, or operate as an assignment to Landlord of any or all such subleases or subtenancies.

ARTICLE XXV

SALE OR ASSIGNMENT BY LANDLORD

A. Sale or Assignment Permitted.

It is agreed that Landlord may at any time sell, assign or transfer by lease or otherwise its interest as Landlord in and to this Lease, or any part thereof, and may at any time sell, assign or transfer its interest in and to the whole or any portion of the Premises or the Shopping Center. In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

B. Attornment.

Tenant hereby agrees to attorn to the assignee, transferee, or purchaser of Landlord from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Tenant and such assignee, transferee or purchaser. In the event of the exercise of the power of sale under, or the foreclosure of, any deed of trust, mortgage or other encumbrance placed by Landlord against all or any portion of the Premises, Tenant shall upon demand attorn to the purchaser upon the effective date of any such sale or foreclosure of any such deed of trust, mortgage or other encumbrance, and shall recognize the purchaser or judgment creditor as the Landlord under the Lease.

ARTICLE XXVI

COVENANTS OF THE PARTIES

Landlord covenants to keep and perform all the terms and conditions hereof on its part to be kept and performed, and that Tenant, paying the rent in the amount, at the times and in the manner herein provided and keeping and performing all the terms and conditions hereof on its part to be kept and performed, may, subject to the terms and conditions hereof, have and hold the property hereby leased, for the term hereof, without let or hindrance by Landlord.

Tenant covenants to pay the rent in the amount, at the times and in the manner herein provided and to keep and perform all the terms and conditions hereof on its part to be kept and performed, and at the expiration or sooner termination of this Lease, peaceably and quietly to quit and surrender to Landlord the property hereby leased in good order and condition subject to the other provisions of this Lease.

ARTICLE XXVII

NO PARTNERSHIP

Anything contained herein to the contrary notwithstanding Landlord is not and does not in any way or for any purpose become a principal or partner of Tenant in the conduct of its business, or otherwise or a joint venturer or a member of a joint enterprise with Tenant hereunder. The provisions of this Lease relating to percentage rental are included solely for the purpose of providing a method whereby part of the rentals reserved hereunder are to be measured and ascertained. The provisions relating to Tenant's fixturization and other work on the interior and exterior of the Premises are included to facilitate Landlord's maintaining architectural control, minimum standards of design and aesthetic value.

ARTICLE XXVIII

REMEDIES CUMULATIVE; NO WAIVER

The various rights, options, elections and remedies of Landlord and Tenant, respectively, contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease. Tenant covenants and agrees that if Landlord fails or neglects for any reason to take advantage of any of the terms hereof providing for the termination of this Lease or for the termination or forfeiture of the estate hereby leased, or if Landlord, having the right to declare this Lease terminated or the estate hereby leased terminated or forfeited, shall fail to do so, any such failure or neglect of Landlord shall not be deemed to be a waiver of any cause for the termination of this Lease subsequently arising, or as a waiver of any of the covenants, terms or conditions of this Lease or of the performance thereof. None of the covenants, terms or conditions of this Lease can be waived by either Landlord or Tenant except by appropriate written instrument.

ARTICLE XXIX

PARTIAL INVALIDITY

If any term, provision, covenant or condition of this Lease should be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Lease shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

ARTICLE XXX

RECORDING

Tenant shall not record this Lease without the prior written consent of Landlord.

ARTICLE XXXI

TIME OF THE ESSENCE

Time is of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

INITIALS
RHA NY

ARTICLE XXXII

CAPTIONS, PRONOUNS AND INTERPRETATION

A. Captions.

The captions appearing at the commencement of the Articles, Sections and paragraphs hereof, are descriptive only and intended for convenience in reference to this Lease, and should there be any conflict or inconsistency between any such caption and the text of such Article, Section or paragraph, the text of said Article, Section or paragraph and not such caption shall control and govern in the construction of the terms of this Lease.

B. Pronouns.

Masculine or feminine pronouns shall be substituted for the neuter and vice versa, and the plural shall be substituted for singular form and vice versa, in any place or places herein in which the context requires such substitution or substitutions.

C. Interpretation.

(1) **Forum.** Any action which in any way involves the rights, duties and obligations of the parties under this Lease may (and if against Landlord, shall) be brought in the courts of the State of California or the United States District Court of the Northern District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.

(2) **Law.** The laws of the State of California, other than those laws denominated choice of law rules, shall govern the validity, construction and effect of this Lease.

(3) **Covenants.** Whenever in this Lease any words of obligation or duty are used in connection with either party, such words shall have the same force and effect as though framed in the form of express covenants on the part of the party obligated.

(4) **Joint and Several Liability.** If either party hereto now or hereafter shall consist of more than one person, firm or corporation, then all such persons, firms or corporations shall be jointly and severally liable as parties hereunder.

ARTICLE XXXIII

BROKER'S COMMISSION

Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees arising from Tenant's activities in connection with Tenant's execution of this Lease, and Tenant agrees to indemnify Landlord against, and hold it harmless from, all liabilities arising from any such claim. Landlord shall pay any commission due to Edward Plant & Company.

ARTICLE XXXIV

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of Landlord and Tenant and supersedes all oral and written agreements and understandings made and entered into by the parties hereto prior to the date hereof. Except as here and otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them.

ARTICLE XXXV

LEASE MODIFICATIONS

If Landlord in good faith determines that the tax consequences to it of this transaction are materially different than those now contemplated, or if Landlord wishes to enter a financing transaction with respect to the Shopping Center and a potential lender requires amendments to this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications will not increase the monetary obligations of Tenant pursuant to this Lease, adversely affect its beneficial use of the Premises, or otherwise materially adversely affect the interests of Tenant hereunder.


SAN FRANCISQUITO CREEK
EL CAMINO REAL
WILLOW ROAD
ARBORETUM ROAD
QUARRY ROAD
N
.... Loading Zone
------- Fire Zone
Tenant, Employee and
Contractor Parking commences.
STANFORD SHOPPING CENTER

EXHIBIT A
(Page 1 of 2)

STANFORD SHOPPING CENTER • LEASE PLAN

Lease End Dates • Revised 5/1/91



40 0 40 80
SCALE IS APPROXIMATE
N
S
E
W
TRUE NORTH
NORDSTROM
180,000
10/14/10(53)
SAKS
89,393
1/31/14
I. MAGNIN
94,337
8/29/06(54)
B
AREA SUMMARY
MANAGEMENT OFFICE
SAND HILL WALK
PALATINE COURT
AZMOOR PLACE
C
D
E
H
CRATE & BARREL
STREET MARKET PLAZA
CLARION COURT
ARBORETUM WALK
M
THE PAVILION
THE MALL
THE PORTICO
EL CAMINO WALK
F
K
MACYS
215,830
2/29/04(53)
A
EMPORIUM
228,986
2/29/04(53)
G
O
NEIMAN - MARCUS
120,000
1/28/22(53)
THE PLAZA
N
LADY ELLEN PLACE
ELECTIONEER COURT
L
QUARRY WALK

EXHIBIT A
(Page 2 of 2)

EXHIBIT C - INDEX

TABLE OF CONTENTS

I. Landlord's Work	C - 1
(A) General	C - 1
(B) Description of Tenant's Work	C - 1
II. Tenant's Work	C - 1
(A) General	C - 1
(B) Design and Construction Criteria	C - 4
III. Procedure for Completion of Tenant's Plans Specifications	C - 8
(A) Issuance of Tenant Package	C - 8
(B) Notification of Architect's Name	C - 8
(C) Submittal of Plans	C - 9
(D) Return of Plans	C - 11
(E) Resubmittal of Plans	C - 11
(F) Landlord's Written Approval	C - 11
IV. Procedures for Construction of the Premises by Tenant	C - 12
(A) Prior to Commencement of Construction	C - 12
(B) Commencement of Construction	C - 13
(C) Required Insurance by Tenant	C - 14
(D) Certification of Acceptance	C - 15

The purpose of this Exhibit C is to delineate the responsibilites of Landlord and Tenant with respect to the initial design and construction of the Premises and as applicable, with respect to subsequent modifications of the initial design and construction.

1. Landlord's Work. The construction and improvements to be furnished and installed by Landlord are described as follows:

(A). GENERAL

1. The Landlord shall provide Tenant or Tenant's designated representative with one (1) Tenant Layout/Design Package (the "Tenant Package"). This package shall contain at least the following Information and may be added to as necessary for an adequate understanding of the Premises: a) Dimensional floor plans to describe sufficiently the Premises including sizes and shapes of columns and any blockout areas of slab omitted. b) All approximate locations of utility service connections, i.e., sanitary sewer tap, gas, portable water connection and empty electric conduit entry points. c) Typical detail sheets indicating sections, expansion joint conditions, head conditions for storefront installation and other special information required properly to define the space leased. d) Stanford Shopping Center-Design Guide.

2. Notwithstanding anything else in this Exhibit C, it is understood that, if the Premises have been previously occupied, then additional finishes and other improvements may exist, which are not shown in the Tenant Package, and the Landlord shall have no responsibility to show any such finishes or improvements in the Tenant Package, or to remove or preserve such finishes or improvements. Any demolition and removal of these finishes or improvements, as required by Tenant's design or this Exhibit C, shall be Tenant's responsibility at its sole cost.

3. With respect to the Tenant Package, Tenant shall verify all dimensions and conditions in the field, and Landlord is not responsible for any discrepancies between the Tenant Package and such existing field conditions.

4. Notwithstanding anything contained herein or elsewhere to the contrary it is agreed and understood that Landlord shall have no obligation for construction work and improvements on the premises and that Landlord's contribution to the construction and improvements consists only of delivery of possession of the Premises to Tenant in their as is condition and with all existing faults, if any.

(B) DESCRIPTION OF TENANT'S WORK. Landlord's work is limited to the work hereinabove described under Landlord's work and excludes the work herein described as Tenant's work in this Exhibit C. All work not classified above as Landlord's work is Tenant's work.

II. Tenant's Work.

Tenant agrees to construct all improvements necessary to finish the Premises, in accordance with design specifications and criteria set forth herein and in the Tenant Package. Any deviation in construction from such design specifications and criteria or from the Tenant's Plans and Specifications as approved by Landlord shall constitute a default for which Landlord may elect the remedies available in the event of default, including termination of this Lease.

(A) GENERAL. All work which may be required to finish the Premises in condition to open for business and which is not specifically described in this Exhibit C as Landlord's Work shall be an obligation of the Tenant. The Tenant's work is to be done in conformance with this Exhibit C and the Tenant obligation shall include, but not limited to the following items:

1. Ceilings: All ceilings and required framing, including lighting covers and other special effects.

2. Storefronts: All storefronts, including vestibules. Existing storefronts shall be removed and replaced by Tenant at its cost unless otherwise agreed in writing by Landlord.

3. Show Window Backgrounds:

All show window backgrounds, show windows, show window floors, show window ceilings and show window lighting installations and all show window ventilation.

4. Walls and Wall Finishes:

All interior partition walls within the Premises and finishes on all walls including the finish required on frame erected under Landlord's work, separating the Premises from another leased premises or Common Area.

5. Doors:

All doors and hardware within the Premises.

6. Floors and Coverings:

Tenant agrees upon invoice to pay cost of installation by Landlord of gravel base and hard-troweled concrete slab in accordance with Landlord's specifications in Premises not previously occupied. Tenant is responsible for all floor fill, all floor coverings and/or floor finishes.

7. Roof:

a. Roof openings, including cutting of roof, necessary curb flashing and supports, to accommodate the installation of the Tenant's Work (including but not limited to the piping and duct requirements for the air conditioning units and plumbing except as supplied by Landlord). Proposed roof opening locations to be approved by the Landlord prior to being made. All work shall be done by the Landlord's roofer under Landlord's supervision at the Tenant's expense. Approved shop drawings for all rooftop equipment shall be furnished to the Landlord by Tenant and location and height of equipment shall be approved by the Landlord.

b. The Tenant shall be responsible for reinforcing the roof construction for the support of Tenant's mechanical equipment as required.

8. Interior Painting:

All interior finish, including but not limited to painting, papering, paneling and decoration.

9. Furniture, Fixtures:

Furniture, furnishings, signs and related parts, trade fixtures, including kitchen and food service equipment, and other equipment peculiar to Tenant.

10. Electrical and Equipment Connections:

Fixtures and mechanical connection of all merchandising, lighting, floor and wall fixtures or equipment and related parts, including kitchen and food service equipment and other equipment peculiar to Tenant's occupancy.

11. **Plumbing:**

All plumbing, including connections to utility systems and condensate drip-pans and drain-line from roof top HVAC unit, except as set forth under Landlord's work. No mechanical garbage disposal equipment or device is permitted in the Premises unless specifically approved by Landlord.

12. **Mechanical Equipment:**

All mechanical equipment, including dumbwaiters, elevators, escalators, freight elevators, conveyors and their shafts and doors located within the Premises, including all electrical, mechanical and structural work required for these items.

13. **HVAC:**

Except as provided by Landlord as Landlord's work, all equipment and related work to be done by Tenant, including ductwork, diffusers, return air grilles, controls, utilities connections, toilet exhausts, and all related work necessary to comply with ASHRAE standards and applicable codes.

14. **Electrical Systems and Equipment:**

Furnishing and installation of all transformers, interior distribution panels, lighting panels, power panels, conduit, outlet boxes, switches, outlets, wiring, lighting fixtures and lamping within the Premises, meters in location to be specified by Landlord and service wiring from electrical rooms as indicated.

15. **Protection; Intercommunication; Alarms:**

All fire and other protection systems, such as, but not limited to, A.D.T. Intercommunications, alarms, fire extinguishers, and, to the extent not supplied as Landlord's work, automatic fire sprinklers equal in quality to those installed by Landlord. The locations of these systems are subject to Landlord's prior approval.

16. **Telephone Conduits:**

All conduits, cabinets and outlets as required by the utility company supplying the service for telephone service required by Tenant.

17. **Garbage and Rubbish:**

As required by the applicable codes, and unless otherwise provided by Landlord, Tenant shall provide a trash storage of adequate capacity and fire rated rooms for storage of dry rubbish collection containers and wet garbage cans within the Premises; location to be approved by the Landlord.

18. **Temporary Service:**

During the Tenant's construction and fixturing period, Tenant shall provide and pay for heat and temporary connections and meters for all utilities brought to the Premises. Tenant shall pay for all utilities used during this period. Trash removal will be done continuously at Tenant's expense. No trash, or other debris, or other waste may be deposited at any time in the Common Area. If so, Landlord or Property Manager may remove it at Tenant's expense equal to the cost plus twenty-five percent (25%) management fee.

19. Fees:

All licenses, fees, permits, connection and meter charges, taxes and all other charges necessary for Tenant to construct and open the Premises for business.

20. Existing Improvements from Previous Occupant:

Demolition and removal of existing improvements of former occupants, if any, shall be borne by Tenant.

(B) DESIGN AND CONSTRUCTION CRITERIA

All work performed by Tenant hereunder shall conform strictly with the following design and construction criteria, as well as any such criteria appearing in the Tenant Package.

1. General

a. The project is being developed in and under the jurisdiction of the City of Palo Alto and County of Santa Clara, California. All design and construction work shall comply with all applicable statutes, ordinances, regulations, laws and codes of the City, County and State of California, Insurance Services Office, federal government and all other duly constituted authorities, including, without limitation, the Energy Conservation and Handicapped Access Requirements of Title 24 of the California Administrative Code.

b. Only new and first class materials shall be used in the construction of the Premises except with the written consent of Landlord.

c. All construction must conform to the Type III one (1) hour classification of the Uniform Building Code.

d. All design and construction shall meet with the approval of Landlord or his designated representative.

2. Building

a. Floors

(1) Concrete slab shall strictly conform to Landlord's specifications, and no subsequent cutting or penetration shall occur without Landlord's prior written consent.

(2) No exposed concrete shall be allowed in Tenant's public areas.

(3) All floor covering materials must be selected or adapted in thickness to relate to the level of the finished mall.

(4) Carpeting and/or other quality floors such as pavers, wood, or pure vinyl shall be used in Tenant's public areas.

(5) Depressions or openings in the floor slab are forbidden without prior written consent of Landlord.

(6) All penetrations of upper floor systems, if any, must be completed according to details furnished in the Tenant Package and in such manner that odors or liquids will not permeate the upper floor at these openings. Openings shall be so constructed as to not impair the fire rating of the structure.

b. Interior columns must be fire-proofed and may be furred or treated as desired by Tenant, subject to Landlord's approval.

c. Mezzanines, if approved by Landlord, must meet the requirements of the Uniform Building Code and structural analyses, provided at Tenant's expense, must be approved by Landlord prior to the start of construction.

d. Expansion joints must be carefully noted by Tenant, and Landlord will not be responsible for finish material installed over the joints.

e. Ceiling

(1) Ceiling height must be approved by Landlord.

(2) All areas will be delivered to Tenant exposed to the underside of structure or attic, except space previously occupied may have ceiling. All interior finishes will be by Tenant at Tenant's expense, including any demolition if the area was previously occupied.

(3) Tenant shall provide a ceiling construction that provides a sound transmission class rating of between forty (40) and forty-four (44). Tenant shall provide a sample of this criteria in advance of installation.

f. Walls

(1) Each Tenant must furnish and install 5/8" fire core gypboard, taped and bedded airtight on its side of all demising partitions so that these walls have a one (1) hour fire rating.

(2) Interior partitions shall be constructed to meet Type III one (1) hour code requirements.

(3) No awnings or other projections shall be attached to the outside walls of the Premises on the building of which they form a part without, in each instance, the prior written consent of the Landlord.

g. Roof

(1) Nothing is to be attached or placed on the roof or exterior walls of the Premises and Tenant's access to the roof is to be limited to inspection for damage.

(2) Tenant may not erect radio or television aerials on the roof or exterior walls of the Premises without prior written consent of the Landlord.

(3) Any roof equipment required by Tenant and not provided by Landlord shall be screened, subject to Landlord's approval, or at Landlord's option, placed in attic space at Tenant's sole cost, if said equipment is higher than the parapet, which is approximately three feet high.

h. Utilities

(1) Electric

(a) Power available will be either 120/208 volt three (3) phase, four (4) wire or 277/480 volt three (3) phase, four (4) wire, depending upon location of Premises and will be indicated in the Tenant Package.

(b) Panelboards shall be designed for twenty percent (20%) minimum spare capacity (based on connected load) and twenty percent (20%) spare breaker space.

(c) All fluorescent or incandescent lighting fixtures in Tenant's public areas other than decorative fixtures, shall be recessed and have acrylic or other lenses or diffusers. (Polystyrene shall not be used.) Bare lamp fluorescent fixtures may be used only in concealed areas and/or stock rooms. Connections to all electric devices in Tenant's public areas shall be concealed. Lighting design shall conform to all government requirements.

(d) All wiring of all voltages including remote control wiring for thermostat and time switches for air conditioning equipment shall be furnished and installed by Tenant.

(2) Emergency Lighting

(a) All exit signs shall be illuminated and shall be battery equipped for emergency purposes. They shall be of sufficient number and located as required by the local Fire Marshall and Building Department of the City of Palo Alto, County of Santa Clara, and their government agencies.

(b) Approved battery operated rechargeable emergency lighting units in sufficient quantity to produce lighted pathways to each exit from the Premises are required.

(3) Plumbing

(a) Water

(1) Water Meters

(I) Unless a group meter is provided water meters shall be furnished and installed at Tenant's own expense in conformance with the City of Palo Alto Department of Utilities specification for domestic service. Meters shall be installed in Landlord-provided meter room, or on Premises if so indicated in Tenant Package.

(2) Hot Water Heaters

(I) All hot water heaters shall be electric or gas and glass-lined, subject to Landlord approval of manufacturer and type.

(ii) The maximum capacity shall not exceed fifteen (15) gallons without Landlord's prior written permission. Water heaters shall be equipped with temperature and pressure relief valve and piping as required by code.

(iii) All hot water heaters shall be set in a galvanized metal pan, which shall be drain-connected to the sewer.

(b) Sanitary Sewer

(1) Connections to sewer laterals where provided to the Tenant space shall be below the floor by Tenant.

(2) Accessible clean-outs shall be provided according to code.

(3) Toilet facilities shall be provided by each Tenant unless it is determined by Landlord that the Premises have access to common toilet facilities in accordance with the regulations of the applicable codes of the City of Palo Alto and County of Santa Clara. Shops required to have toilet facilities shall provide separate toilet rooms for male and female employees when there are more than four (4) persons of either sex employed per working shift or as otherwise required by any applicable requirement of a governing agency.

(4) Toilet room fixturing must conform to the handicap requirements of the State of California.

(5) Plumbing fixtures and fittings shall be of commercial quality.

(6) Grease Waste System: In the instance of a restaurant, Tenant shall install such grease trap and special connections required by the applicable code.

(4) Fire Extinguisher

(a) Fire extinguishers shall be installed by each Tenant as required by the local Fire Marshal or other government agency.

(b) Food preparation establishments have the same requirements as above in addition to fire prevention equipment required in the kitchen area by code and the local Fire Marshal or other government agency.

I. Storefront Work

(1) Final storefront and interior design approval rests solely with Landlord.

(2) Storefronts shall harmonize with the general character of the project. The configuration of the storefront line, as established by Landlord, shall be considered the Lease line, beyond which no element of the storefront (sign excluded) may extend.

(3) Tenant may elect to set its show windows, grilles, glass or other storefront elements back from the Lease line. If such new setback configuration is established, Tenant shall furnish and install flooring material identical in quality, color and pattern to the exterior flooring material of the mall or sidewalk, as the case may be, within the area extending from the storefront line to the Lease line, unless otherwise approved by Landlord.

(4) All metal storefront construction shall employ color-anodized aluminum (or comparable) sections and doors. All wood employed in conjunction with storefront work shall be termite resistant, fire retardant treated (where required by code), kiln-dried, mill quality finish. Clear glass shall be 1/4" polished plate glass, tempered where required by code.

(5) In cases where Landlord and Landlord's architect have established a standard storefront design, it will be the only storefront design permitted.

3. Sign Criteria

a. All signs shall be approved in writing by Landlord whose decisions are final and binding on Tenant.

b. Landlord will make available to Tenant, if requested, guidance as to type of sign which will be acceptable in the Shopping Center. Although previous or typical signing practices of Tenant will be considered, they will not govern. Storefront signing must be unique, original, in proportion, in excellent taste and will be approved only after these criteria have been demonstrated to the Sign Committee. Specific sign criteria will be delivered to Tenant as part of the Tenant Package.

c. For any Premises (i) in which the storefront or any customer entrance to the store faces a parking lot or (ii) on or in front of the storefront of which a canvas awning or canvas arcade is to be erected, the Tenant of such Premises hereby agrees at the Tenant's sole cost to obtain and erect a standard sign, the design of which will be supplied to Tenant by Landlord, in a location designated by Landlord.

d. It is understood that Landlord may provide a canvas awning over the pedestrian passageway fronting the Premises affixed thereto. Landlord reserves the right from time to time to refurbish, repair or replace such awning at Tenant's cost or as part of the Common Area cost, at Landlord's option, and Tenant agrees to refurbish, repair or replace its sign upon completion of such work as Landlord may perform.

III. Procedure for Completion of Tenant's Plans and Specifications.

(A) ISSUANCE OF TENANT PACKAGE

Unless Landlord has previously done so, immediately following execution of this Lease, Landlord shall furnish Tenant or Tenant's designated representative with one (1) Tenant Package, giving technical and design information relative to the Premises.

(B) NOTIFICATION OF ARCHITECT'S NAME

Within five (5) calendar days following execution of this Lease, Tenant agrees to notify Landlord in writing of the name and address of the designer or licensed architect engaged by Tenant for the preparation of plans for Tenant's work. Tenant shall retain such architect's administrative services throughout the construction phase of Tenant's premises. Tenant's architect must be approved by Landlord. Designers who are not licensed architects will not be acceptable except in unusual circumstances upon specific written request with all necessary information provided to Landlord.

(C) SUBMITTAL OF PLANS

Tenant agrees at Tenant's sole cost and expense to cause Tenant's architect to prepare and deliver to Landlord for Landlord's approval fully detailed and dimensioned 1/4 inch scale drawings in the form and amount and by the dates requested showing intended design character and finishing of the Premises and suitable for construction. "Plans" as used herein means schematics and working drawings as well as specifications.

1. Schematic plans submittal shall be in accordance with the schedule attached. Requirements are fully detailed and dimensioned 1/4 inch scale drawings prepared at Tenant's expense by Tenant's architect and shall include the following:

a. One (1) full-color rendering of storefront, perspective or elevation (except for the Inner Circle).

b. One (1) material and color board for storefront (except for The Inner Circle) and interiors consisting of material samples and color chips firmly applied to an illustration board and clearly labeled.

c. Four (4) sets of prints of exterior elevations and sections including signage and graphics. Stores on either side must be shown on elevations (except for The Inner Circle).

d. Four (4) sets of prints that show an interior elevation from the storefront including floor plans showing all partitions, doors and store fixtures; and sections through the storefront.

e. Brief narrative on design concept (four copies).

f. Graphic elements (store signage including colors, materials, means of illumination if any, and method of attachments) (four copies).

All such schematic drawings shall be prepared and delivered to Landlord for approval within fifteen (15) calendar days following execution of this Lease.

2. Six (6) sets of prints and one (1) sepia of fully-detailed and dimensioned 1/4" scale construction drawings will be required, as follows:

a. Architectural:

(1) Key plans showing location of demised premises within the building.

(2) Floor plan at minimum scale of 1/4".

(3) Reflected ceiling plan at 1/4" scale that includes the location of lighting fixtures and air-conditioning diffusers.

(4) Overall store sections at 1/4" scale and partition sections at 1/2" scale or larger.

(5) Interior elevations at 1/4" scale as well as interior elevations from the storefront.

(6) Finish and color schedule.

(7) Locations and weights of heavy equipment, safes, refrigeration equipment and any masonry

ARTICLE XIII

DAMAGE AND RESTORATION

A. Insured Casualty.

If, at any time after the execution of this Lease, the Improvements comprising the Premises, or any portion thereof, should be damaged or destroyed by any casualty required to be insured under any fire and extended coverage insurance policy or policies by Landlord hereunder, the following provisions shall govern the rights and obligations of Landlord and Tenant:

(1) If the Premises are destroyed or damaged during the last twenty-four (24) months of the term of this Lease and the estimated cost of repair exceeds ten percent (10%) of the minimum rental then remaining to be paid by Tenant for the balance of the term, Landlord may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to do so within thirty (30) days after the date of occurrence of such damage. If Landlord shall not so elect to terminate this Lease, Landlord shall repair, reconstruct or restore the Premises in accordance with the provisions of this Article XIII A.

(2) If the proceeds received or to be received by Landlord by reason of such damage or destruction under all such fire and extended coverage insurance policy or policies required to be maintained by Landlord hereunder are, in the reasonable judgment of Landlord, inadequate to repair, reconstruct or restore the Premises to the condition in which the Premises were immediately prior to damage or destruction, Landlord may elect to terminate this Lease by giving written notice of its said election to Tenant, such notice to be given within thirty (30) days after Landlord ascertains that such proceeds are inadequate for that purpose. If Landlord shall not so elect to terminate this Lease, then Landlord shall repair, reconstruct or restore the Premises in accordance with the provisions of this Article XIII A.

(3)[9] Except as provided in subparagraphs (1) and (2) of this Article XIII A., if the Improvements comprising the Premises, or any portion thereof, should be damaged or destroyed by any casualty required to be insured under any fire and extended coverage insurance policy or policies by Landlord hereunder, this Lease shall nevertheless continue in full force and effect except as otherwise herein provided, and Landlord shall promptly commence and with due diligence complete the repair, reconstruction or restoration of the Premises so far as practicable to the condition in which the Premises were immediately prior to such damage or destruction. Landlord's obligation under this Article XIII A. shall, however, in no event exceed the scope of the work to be done by Landlord in the original construction and improvement of the Premises; nor shall Landlord be required to expend sums therefor in excess of the proceeds received or to be received by Landlord by reason of such insurance policy or policies.

B. Uninsured Casualty.

If, at any time after the execution of the Lease the Improvements comprising the Premises or any portion thereof should be damaged or destroyed by any casualty not required to be insured by the Landlord hereunder, then Landlord may, but shall have no obligation to, elect to repair, reconstruct or restore the Premises after any such damage or destruction thereto by giving written notice of its said election to Tenant, such notice to be given within thirty (30) days after the date of such damage or destruction. If Landlord elects to repair, reconstruct or restore the Premises after such damage or destruction thereto, this Lease shall continue in full force and effect, except as otherwise herein provided, and Landlord shall promptly commence and with due diligence complete the repair, reconstruction or restoration of the premises so far as practicable to the condition to which the Premises were immediately prior to such damage or destruction (but in no event shall Landlord's obligation exceed the scope of the work to be done by Landlord in the original construction of the Premises). If Landlord fails to make such election, then said Lease shall be deemed terminated as of the date of such damage or destruction and all amounts paid or payable by Tenant to Landlord shall, where applicable, be prorated between Landlord and Tenant.

C. **Tenant's Obligation.**

If Landlord elects or is required hereunder to repair, reconstruct or restore the Premises after any damage or destruction thereto, Tenant shall, at its own expense, as soon as reasonably practicable replace or fully repair, reconstruct or restore its improvements, betterments, fixtures, exterior signs, merchandise and property. Tenant hereby waives the provisions of Section 1932, Subdivision 2, or Section 1933, Subdivision 4 of the California Civil Code, or any other statute or law that may be in effect at the time of the occurrence of any such damage or destruction, under which a lease is automatically terminated or a tenant is given the right to terminate a lease upon such an occurrence.

D. **Disclaimer of Insurance Proceeds.**

Tenant shall have no interest in or claim to any portion of the proceeds of any insurance maintained by Landlord. Landlord shall relinquish to Tenant such claim as Landlord may have for any part of the proceeds of any insurance maintained by Tenant under Article VIII C. (4), "Tenant Improvements," of this Lease if but only if Landlord is entitled and elects not to rebuild the Premises hereunder.

E. **Abatement of Rent.**

Tenant agrees at all times after any damage to or destruction of the improvements on the Premises, or any portion thereof, to continue the operation of its business therein to the extent practicable from the standpoint of good business, and if Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of this Article XIII, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result of such repairs, reconstruction or restoration. During the period commencing with the date of any such damage or destruction which Landlord is required or elects hereunder to repair, reconstruct or restore, and ending with the completion of such repairs, reconstruction or restoration the minimum rental reserved herein shall be proportionately abated in an amount equal to the proportion, thereof which the number of square feet of Gross Leasable Area in the Premises rendered untenantable thereby bears to the total number of square feet of Gross Leasable Area in the Premises immediately prior to such damage or destruction. The full amount of said minimum rental shall again become payable immediately upon the completion of such work of repair, reconstruction or restoration. Except as expressly hereinabove provided for, there shall be no reduction, change or abatement of any rental or other charge payable on the part of Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same.

F. **Damage to Common Area or Rest of Building.**

If the buildings constituting the Shopping Center, or the building of which the Premises are a part, be damaged or destroyed by any casualty (insured or uninsured) to the extent of fifteen percent (15%) or more of the then respective replacement value thereof (not necessarily affecting the Premises to the extent required for the termination of this Lease hereunder), Landlord, if it does not elect to replace such building or buildings, may elect to terminate this Lease by giving at least fifteen (15) days notice of its said election to Tenant, such notice to be given within thirty (30) days after the date of such damage or destruction.

G. **Effect of Termination.**

If this Lease is terminated under any of the provisions of this Article XIII, such termination shall become effective at the time and in accordance with the respective provisions herein contained for the termination of this Lease; provided however, that all rentals and other charges on the part of Tenant to be paid hereunder shall be prorated and paid either as of the date of such damage or destruction, or as of the date Tenant ceases doing any business in, upon or from the Premises, whichever last occurs.

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ARTICLE XIV

ASSIGNMENT AND SUBLETTING; BANKRUPTCY, INSOLVENCY, ETC.

A. General Limitations.

(1) Tenant shall not assign, convey or hypothecate this Lease or any interest of Tenant therein without the prior written consent of Landlord. Any assignment, conveyance or hypothecation of this Lease, without Landlord's prior written consent, shall be void and shall constitute a breach of this Lease, and any such assignee or other recipient of Tenant's interest in this Lease is hereby notified that such a transfer is of no force and effect without prior written consent of Landlord.
See Rider A attached hereto as page 16(a), and incorporated herein by this reference.

(2) Tenant shall not enter into subleases, concessions or licenses for the operation of any portion of the business conducted on the Premises.

(3) Without limiting the generality of the foregoing, if Tenant shall be a corporation, any merger, dissolution, consolidation or other reorganization of Tenant, or any transfer, sale, pledge, or other disposition of the corporate stock or voting securities of Tenant which results in a change in the voting control of such corporation, shall be deemed an assignment of this Lease and therefore prohibited without the express written consent of Landlord. In the foregoing circumstances, Tenant, the surviving corporation, or the other person or entity who will, after the assignment, hold the leasehold hereunder shall be deemed to be the "potential assignee" as hereafter referred to. In the case of an ordinary assignment, the "potential assignee" shall be the person or entity who will, after the assignment, hold the leasehold hereunder.

(4) Landlord agrees that it will not unreasonably withhold its consent to an assignment of this Lease. No consent to any assignment, conveyance or hypothecation shall constitute a further waiver of the provisions of this Article.

(5) It is expressly agreed (without limiting in any way the right of Landlord reasonably to withhold consent), that the Landlord's consent, for the purposes of an assignment, will be deemed to have been reasonably withheld in good faith, unless:

(a) Tenant and potential assignee, in writing, request consent from Landlord prior to the assignment; and

(b) The operations of the potential assignee will not in Landlord's reasonable judgment adversely affect the drawing power, image or other valuable aspect of the Shopping Center, nor Landlord's percentage rental income over the remaining term hereof; and

(c) Tenant and the potential assignee covenant in writing to Landlord that:

(i) The character of the Tenant's business will remain substantially unchanged by the potential assignee; and

(ii) The number of employees at the Premises will not be materially reduced; and

(iii) The principal product lines and quality thereof sold on the Premises will not be materially changed; and

(iv) The potential assignee will assume all duties, responsibilities and liabilities of the Tenant under this Lease, whether incurred before or after the assignment, which assumption shall not release Tenant; and

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(v) The potential assignee has a net worth of at least equal to the greater of (a) Tenant's then networth, or (b) Tenant's net worth as of the date of this Lease; ~~and~~

(d) The potential assignee's performance under this Lease is ~~unconditionally~~ guaranteed by a guarantor* ~~acceptable to Landlord, in its sole discretion.~~
*having a net worth equal to or greater than the net worth of the original guarantors at the time of execution of the Lease.

The next page is 16(a)

RIDER ~~B~~ A

Because the original Tenant is USA MAS! INC., a California corporation, (hereinafter referred to as "Una Mas") notwithstanding the foregoing provisions, this Lease may be assigned without Landlord's consent provided that notice is given at least thirty (30) days prior to assignment by Una Mas (i) in the case of transfer of substantially all of Una Mas' assets and business in connection with a reorganization (including a merger or consolidation with or into another corporation or in which Una Mas may be the surviving corporation) involving a mere change of corporate identity or structure; (ii) in a case where an entity acquires substantially all of the stock or the assets pertaining to substantially all of Una Mas' retail businesses and assumes in writing all the obligations of Una Mas remaining to be performed under this lease; and, (iii), in the case of an acquisition by a subsidiary, parent or subsidiary of any parent of Tenant provided that the Tenant or the majority shareholders of the Tenant retain voting control of the assignee; provided, however, that upon any such assignment herein permitted, such assignee shall meet the requirements of subsections (5)(c) and (5)(d) of this Article XIV.A. In a situation where such transfer would produce a change in the internal or external appearance of the store or style of operation of the business, Section 5(b) would apply. The provisions of subsections (A)(6) and (A)(7) of this Article XIV.A and the provisions of Section (D) of this Article XIV shall not apply to any assignment or transfer permitted by this Rider B.